                                                                    Exhibit 10.7

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                 HDR INFRASTRUCTURE EQUIPMENT LICENSE AGREEMENT

This HDR Infrastructure Equipment License Agreement (the "Agreement") is entered into on September 18, 2000 by and between QUALCOMM Incorporated, a Delaware Corporation, and Airvana, Inc., a Delaware corporation, with respect to the following facts:

                                    RECITALS

WHEREAS, QUALCOMM has developed certain proprietary Code Division Multiple Access technology which may be useful in providing greater capacity and improved quality and reliability compared to other Wireless internet technologies;

WHEREAS, LICENSEE desires to obtain a license of QUALCOMM's Intellectual Property to manufacture and sell the Licensed HDR Products, and QUALCOMM desires to grant such license in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, QUALCOMM desires to obtain a license of LICENSEE's Intellectual Property to manufacture and sell the Licensed HDR Products and Components and LICENSEE desires to grant such license in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW THEREFORE, the parties hereby agree as follows:

1. HEADINGS AND DEFINITIONS.

     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. Reference to "third party or third parties" shall not mean either Party. For the purpose of this Agreement, the following definitions apply:

"Affiliates" means, as to a Party, any present or future Parent of the Party and any present or future Subsidiary of the Party and/or its Parent, but only for so long as the Parent remains the Parent of the Party and the Subsidiary remains a Subsidiary of the Party and/or its Parent. The term "Parent" means any corporation or other legal entity that owns, directly or indirectly (i) more than 50% of the shares or other securities of the Party entitled to vote for election of directors (or other managing authority) of the Party or (ii) if such Party does not have outstanding shares or securities, more than 50% of the equity interest in such Party, but only for so long as such ownership or control exists in (i) or (ii) above. The term "Subsidiary" of a Party means any corporation or other legal


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entity (i) the majority (more than 50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned or controlled by such Party either directly or indirectly or
(ii) which does not have outstanding shares or security but the majority (more than 50%) of the equity interest in which is now or hereafter owned or controlled by such Party either directly or indirectly, but only for so long as such ownership or control exists in (i) or (ii) above.

"CDMA" means code division multiple access technology.

"CDMA Applications" means all communication applications (regardless of the transmission medium) which operate using code division multiple access ("CDMA") technology, whether or not based on IS-95, cdma2000 or W-CDMA, and irrespective of frequency band.

"CDMA ASICs" means QUALCOMM's cell site modem (CSM) CDMA application specific integrated circuit, and any revision, generation, modifications or integration to or of the CSM, purchased from QUALCOMM.

"Commercially Necessary IPR" means those Intellectual Property Rights which (i) the Party or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party, (ii) are not essential to the manufacture, use or sale of Licensed HDR Products and/or HDR Components which comply with the specifications of the HAI and (iii) provide Licensed HDR Products and/or Components with a competitive advantage (e.g., cost, lead-time or quality advantages) or which add to Licensed HDR Products or Components a feature or other characteristic which may be reasonably required by the market place; but the term Commercially Necessary IPR does not include any trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates (except as set forth in Section 7, if the Party is QUALCOMM).

"Components" means application specific integrated circuits (ASICs), electronic devices, integrated circuits, including firmware thereon, and/or families of devices for use in products for CDMA Applications.

"Costs" means the actual labor, material and other direct costs, expenses and associated indirect expenses, including overheads and general and administrative expenses consistently applied in accordance with the U.S. generally accepted accounting principles.

"Distributed Antenna" means a multi-node antenna system and related circuitry that is designed to make use of delays in CDMA signal transmission and/or reception so that rake receiver functionality can be utilized.


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"Effective Date" means the date first set forth above.

"[**]" means [**], a [**] corporation and any of its subsidiaries in which it owns or controls fifty percent (50%) or more of the voting power.

"Functions" means any or all of the following which incorporates any or all of QUALCOMM's Intellectual Property: (i) handoff, (ii) CDMA waveform modulation and/or demodulation, (iii) power control, (iv) rate control, (v) call packet connection and/or routing, (vi) paging, (vii) data services, (viii) fax services, (ix) system initialization and configuration, (x) diagnostic monitoring or maintenance of any of the foregoing functions and/or (xi) any other function.

"Future Commercially Necessary IPR" means all claims of any patents (foreign and domestic) which fall within the definition of Commercially Necessary IPR, but which do not fall within the definition of Included Commercially Necessary IPR.

"Have Made" means the right of LICENSEE under [**] Patents to have a third party make a Licensed HDR Product for CDMA Applications for the use and benefit of LICENSEE, provided that:

     (i) LICENSEE owns and supplies the designs, or specifications, or working drawings to such third party;

     (ii) such designs, specifications, and working drawings are in sufficient detail that no substantial additional design by such third party is required;

     (iii) such third party is not allowed to sell such Licensed HDR Product to other third parties; and

     (iv) each such Licensed HDR Product sold by LICENSEE shall bear the trademarks, trade names, or other commercial indicia of LICENSEE, although such Licensed HDR Products may be co-branded with the trademarks, trade names, or other commercial indicia of the reseller or distributor of such Licensed HDR Products. The requirements of this subparagraph (iv) shall not apply where a customer requires that the Licensed HDR Product bear only such customer's trademarks, trade names, or other commercial indicia.

"HDR Air Interface" or "HAI" means the technical description of QUALCOMM's proposed High Data Rate ("HDR") specification for data communication between cell sites or other base station transceivers and user data terminals to the extent adopted as an industry standard by recognized international standards bodies and other CDMA-based standards which specify the same physical layer as the HDR specification if approved by QUALCOMM

(i.e. QUALCOMM voted in favor of adopting such standard) and adopted by other international standards bodies throughout the world.

"HDR BTS" means the HDR base station transceiver subsystem, which is wireless access equipment that provides network transmit and/or receive functionality in accordance with the HAI to and from HDR Terminals for Wireless Applications. The HDR BTS is the link between the HDR Terminals and the internet. Included in the HDR BTS are the antennas, transmitters, receivers, power amplifiers, controllers and interface hardware to support the link to the internet. The HDR BTS does not support wireless communications that are not based upon and compliant with the HAI.

"HDR Channel Unit" or "HDR Infrastructure Modem Card" means any complete field replaceable HDR BTS module or complete HDR Modem Assembly used to modulate or demodulate the HDR waveform, process the data and/or perform ancillary functions related to one or more CDMA channels for communication between an HDR BTS and HDR Terminals. Examples of CDMA channels include, but are not limited to traffic, pilot and control channels. HDR Channel Units do not support wireless communications that are not based upon and compliant with the HAI.

"HDR Components" means application specific integrated circuits (ASICs), electronic devices, integrated circuits, including firmware thereon, and/or families of devices for use in Licensed HDR Products for Wireless Applications.

"HDR Enabling Infrastructure Equipment" means any product (including all of the components, hardware, firmware and/or software contained therein) which performs any or all of the Functions, irrespective of whether such product was initially Sold as part of (included within) an HDR BTS, as an addition to existing HDR BTS's, or for incorporation elsewhere within an HDR network. HDR Enabling Infrastructure Equipment does not mean HDR Terminals, HDR Components (although HDR Components may be incorporated into the HDR Enabling Infrastructure Equipment that is Sold by a Party) or any assembly or subassembly that is not a field replaceable unit. HDR Enabling Infrastructure Equipment includes, as an example and not by way of limitation, (i) the HDR controller, (ii) the Distributed Antenna, and (iii) any subsystem that includes selectors that support soft and/or hard handoff.

"HDR Modem Assembly" means a complete HDR modem assembly which (i) incorporates all or any part of QUALCOMM's Intellectual Property, (ii) complies with the HAI, and (iii) operates solely when incorporated within, mechanically plugged into and/or cabled to an HDR BTS. The HDR Modem Assembly must contain at a minimum a complete printed circuit board and all of the circuitry, components and software thereon, multiple integrated circuit devices, and all of the circuitry necessary for the HDR BTS to perform all of the HDR reverse link demodulation and HDR forward link modulation, and baseband processing.

"HDR Terminals" means a user data terminal which can be used to initiate and receive Wireless CDMA data communications transmissions in accordance with the HAI.

"Included Commercially Necessary IPR" means (1) with respect to the Intellectual Property Rights being licensed by QUALCOMM, (a) all claims of any patents (foreign and domestic) which are now issued or which are applied for on or before [**] (or, in the case of foreign patents or patent applications filed after [**], have a priority date based on a domestically filed patent application filed on or before [**]) and which constitute Commercially Necessary IPR and (b) all copyright, trade secrets, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by QUALCOMM to LICENSEE pursuant to and during the term of this Agreement and (2) with respect to the Intellectual Property Rights being licensed by Licensee, (a) all claims of any patents (foreign and domestic) which are now issued or which are applied for on or before [**] (or, in the case of foreign patents or patent applications filed after [**], have a priority date based on a domestically filed patent application filed on or before [**]) and which constitute Commercially Necessary IPR and (b) all copyright, trade secrets, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by LICENSEE to QUALCOMM pursuant to and during the term of this Agreement.

"Intellectual Property Rights" means patents, copyrights, trade secrets, know-how and other intellectual property rights.

"[**] Patents" means U.S. Patent Nos. [**] and any continuation, continuation-in-part and divisional application based on such patents, and any foreign counterparts of such patents, continuations, continuations-in-part or divisional applications.

"IS-95 Related Systems" means IS-95 and any single carrier system with a spreading bandwidth not greater than 1.25 MHz and based on or derived from IS-95.

"Licensed HDR Products" means only the HDR BTS, HDR Channel Units, and HDR Enabling Infrastructure Equipment.

"LICENSEE" means Airvana, Inc., a Delaware Corporation.

"LICENSEE's Intellectual Property" means LICENSEE's and its Affiliates' Technically Necessary IPR and LICENSEE's and its Affiliates' Included Commercially Necessary IPR.

"Masks" and "Mask Sets" mean the mask sets for Components and/or the computer output data used to generate the mask sets for Components.

"Net Selling Price", with respect to each Licensed HDR Product Sold by LICENSEE, shall mean one of the following, whichever is applicable:

     (a) When Sold by LICENSEE to a Purchaser (a "Purchaser" being a person or entity that does not control LICENSEE, is not controlled by LICENSEE or is not in common control with LICENSEE; and the term "control" for the above purposes shall mean the direct or indirect ownership or control of more than a twenty five percent interest), the Net Selling Price shall be [**];

     (b) When Sold by LICENSEE to a person or entity that is not a Purchaser (a "Related Buyer"), the Net Selling price shall be [**] Related Buyer [**] Related Buyer of Licensed HDR Products to a Purchaser but in no event less than [**].

     (c) When retained by LICENSEE for its own use or lease, or when Sold by LICENSEE to a Related Buyer for the Related Buyer's own use or lease, the Net Selling Price shall be [**].

"Party" shall individually mean QUALCOMM or LICENSEE and the term "Parties" shall collectively mean QUALCOMM and LICENSEE.

"[**]" shall mean [**], a company existing under the laws of [**].

"[**] HDR Technically Necessary Patents" means claims of any patents which [**] (or any of its Affiliates) own or have the right to license that are essential or claimed by [**] or any of its Affiliates to be essential to the manufacture, use or sale of Licensed HDR Products (i.e., must necessarily be infringed upon in order to comply with the HAI). Notwithstanding anything to the contrary herein, the term "[**] HDR Technically Necessary Patents" at a minimum includes U.S. patent numbers: [**], and their foreign counterparts.

"QUALCOMM's Intellectual Property" means QUALCOMM's Technically Necessary IPR and QUALCOMM's Included Commercially Necessary IPR and [**] Patents; provided that, notwithstanding the foregoing, the term "QUALCOMM's Intellectual Property" shall not include any intellectual property, including but not limited to patents, owned by [**].

"Qualifying Licensed HDR Product" means a Licensed HDR Product which contains and incorporates a CDMA ASIC purchased by LICENSEE from QUALCOMM.

"Selling Price" means the gross selling price and/or value of other consideration charged by the LICENSEE or its final vendee Related Buyer for each Licensed HDR Product in the form in which it is Sold (whether or not assembled and without excluding therefrom any Components or subassemblies thereof which are included with such Licensed HDR Product) [**]. If Licensed HDR Products are Sold in combination with other separate and distinct products or services (the "Other Products"), the Selling Price for such Licensed HDR Products (the "Combined Licensed HDR Products") shall be the [**] which LICENSEE charged to Purchasers for Licensed HDR Products (of the same or substantially the same quality and quantity) that were Sold without being combined with other products or services in the [**] or in the most recent previous [**] in which Sales were made. If no such Licensed HDR Products have been Sold to a Purchaser in the same or any previous [**] to permit the fair determination of an arm's length price of the Combined Licensed HDR Product, then the Selling Price for such Combined Licensed HDR Product shall be the Selling Price charged by LICENSEE for such Combined Licensed HDR Products [**] of the Other Products that LICENSEE can clearly and convincingly prove were not part of the consideration allocated to the Sale of the Licensed HDR Product being combined with other products or services, [**] of the Licensed HDR Product. For the purpose of this definition, "Sold in combination with" shall mean that two or more separate and distinct products are sold together for a single price provided that such separate and distinct products are not physically integrated into a single product.

"Sold," "Sale," "Sell" means put into use, sold, leased or otherwise transferred and a sale shall be deemed to have occurred upon putting into use, shipment or invoicing, whichever shall first occur.

"Technically Necessary IPR" means all claims of any patents (foreign and domestic) issued on, before or after the Effective Date which (i) the Party or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party (except for payments to the Party or its Affiliates and payments to third persons for the invention or creation made by such third persons while employed by any of the Party or its Affiliates) and (ii) is essential to the manufacture, use or sale of a usable Licensed HDR Product which complies with the specifications of the HAI (i.e., must be infringed upon in order to comply with the HAI) and/or Components, but the term Technically

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Necessary IPR does not include (a) manufacturing process, (b) semiconductor structure not specific to Components and (c) any trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates.

"Wireless" and "Wireless Applications" means terrestrial-based, land mobile, wireless data telecommunications applications, including but not limited to cellular, personal communications services (PCS), wireless local loop and wireless Wide Area Network (WAN) applications which are based upon and compliant with the HAI. Notwithstanding the foregoing, the terms "Wireless" and/or "Wireless Applications" shall not include (i) satellite applications (defined as any application which utilizes a direct connection between the subscriber unit and any satellite), and/or (ii) Cordless Telephone Applications (defined as applications not dependent on use of a switch, including but not limited to a PABX switch, for interface to the public network).

2. TERM OF AGREEMENT.

     This Agreement shall commence upon the Effective Date and, unless otherwise terminated or canceled as provided herein, shall continue in full force and effect thereafter.

3. UP-FRONT LICENSE FEE TO QUALCOMM.

     In partial consideration of the rights granted to LICENSEE under this Agreement, LICENSEE shall pay an up-front license fee to QUALCOMM in the amount of [**] dollars (US$[**]) (the "Up-Front License Fee"). LICENSEE shall pay the Up-Front License Fee no later than [**] days after the Effective Date.

4. QUALCOMM LICENSE.

     4.1 Grant of License From QUALCOMM. Subject to the terms and conditions of this Agreement, including but not limited to timely payment of the license fees and royalties set forth herein, QUALCOMM hereby grants to LICENSEE a worldwide, personal, nontransferable and non-exclusive license (without the right to sublicense, except to Affiliates of LICENSEE as permitted in Section 4.3) to use QUALCOMM's Intellectual Property solely for Wireless Applications (a) to make (and have made) and import, use, sell, lease or otherwise dispose of Licensed HDR Products and (b) to make (and have made) HDR Components that have been exclusively designed by or for LICENSEE (which design is owned and used exclusively by LICENSEE) and import, use, sell, lease or otherwise dispose of HDR Components; provided, however that such HDR Components may only be used, sold, leased or otherwise disposed of by LICENSEE if they are included and used, sold, leased or otherwise disposed of by LICENSEE as part of and within complete Licensed HDR Products of LICENSEE (or as replacement parts for Licensed HDR Products previously sold by LICENSEE). No other, further or different license is hereby granted or implied.

          4.1.1 [**] Patents. As part of QUALCOMM's Intellectual Property being licensed under Section 4.1 above, QUALCOMM is granting rights to LICENSEE under the [**] Patents. Notwithstanding anything to the contrary contained in this Agreement, the license to LICENSEE under the [**] Patents granted in Section 4.1 may terminate in accordance with the provisions set forth below:

               4.1.1.1 If LICENSEE or its Affiliates initiates a CDMA patent infringement lawsuit against [**] or its affiliates (or their customers) asserting that any product manufactured and sold by [**] for use in non-IS-95 based wireless applications infringes any of LICENSEE's (or its Affiliates') patents and LICENSEE (or its Affiliates) does not prevail in such lawsuit, then the license granted by QUALCOMM to LICENSEE under this Agreement only with respect to the [**] Patents shall immediately terminate.

               4.1.1.2 Licensed HDR Products that Contain QUALCOMM's CDMA ASICs. Notwithstanding if the license under this Agreement as to the [**] Patents terminates under Section 4.1.1.1 above, Licensed HDR Products manufactured by LICENSEE for IS-95 based Wireless Applications, which Licensed HDR Products incorporate QUALCOMM's CDMA ASICs purchased from QUALCOMM, will be free from infringement from the [**] Patents.

     4.2 Royalties. In partial consideration of the rights granted to Licensee under the License Agreement, Licensee shall pay to QUALCOMM, no later than [**] days after the end of each [**] during the term of the License Agreement, an amount equal to [**] percent ([**]%) of the Net Selling Price for each HDR Channel Unit or HDR Enabling Infrastructure Equipment that is Sold during [**] by Licensee and its Affiliates, whether such HDR Channel Unit or HDR Enabling Infrastructure Equipment is manufactured by Licensee or by third parties. Notwithstanding the foregoing, with respect to each HDR Channel Unit or HDR Enabling Infrastructure Equipment that is sold or delivered [**] of the Net Selling Price of [**] such HDR Channel Unit or HDR Enabling Infrastructure Equipment. LICENSEE shall not be required to pay royalties on HDR Channel Units or HDR Enabling Infrastructure Equipment provided at no charge (or other material consideration) to customers as demonstration or trial units,


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provided that the total capacity of such demonstration or trial units upon which
LICENSEE does not pay royalties shall not exceed [**] per year.

          4.2.1 Royalty Base Evaluation. Upon LICENSEE's written request, QUALCOMM agrees to hold good faith discussions with LICENSEE to assist LICENSEE in determining those items Sold by LICENSEE that fall within the definition of HDR Enabling Infrastructure Equipment.

     4.3 Right To Sublicense Affiliates. LICENSEE shall have the right to grant sublicenses only to Affiliates of LICENSEE with respect to any rights conferred upon LICENSEE under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, royalty and other payment obligations, reports, termination provisions, and other provisions contained in this Agreement; provided, however that no additional up-front license fee shall be required to be paid with respect to any such sublicense. LICENSEE shall also pay or cause its sublicensed Affiliates to pay the same royalties on all Licensed HDR Products Sold by its sublicensed Affiliates as if LICENSEE had Sold such Licensed HDR Products. LICENSEE shall report to QUALCOMM the Net Selling Price for all Licensed HDR Products Sold by each such Affiliate. LICENSEE shall be responsible and liable to QUALCOMM in the event that any of its sublicensed Affiliates fails under any such sublicense to honor and comply with all obligations of LICENSEE as though said obligations were made expressly applicable to the sublicensed Affiliate. Except as set forth above, LICENSEE shall have no right to sublicense any of QUALCOMM's Intellectual Property. Any sublicense by LICENSEE to an Affiliate of LICENSEE shall terminate immediately if such Affiliate ceases to be an Affiliate of LICENSEE.

     4.4 Taxes. Any taxes, duties or imposts other than income or profits taxes assessed or imposed upon the sums due hereunder, shall be borne and discharged by LICENSEE and no part thereof shall be deducted from the amounts payable to QUALCOMM under any clause of this Agreement, said amounts to be net to QUALCOMM, free of any and all deductions. Notwithstanding the foregoing, in the event sums payable under this Agreement become subject to income or profits taxes under the tax laws of any country and applicable treaties between the United States and such country, LICENSEE may, if and to the extent required by law, withhold from each payment the amount of said income or profits taxes due and required to be withheld [**] of each payment. LICENSEE will furnish and make available to QUALCOMM relevant receipts regarding the payment of any country taxes paid over to any country's government on behalf of QUALCOMM. Such tax receipts will clearly indicate the amounts that have been withheld from the gross amounts due to QUALCOMM. Any and all other taxes, levies, charges or fees will be paid by LICENSEE for its own account.


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

     4.5 Conversion to U.S. Dollars. Royalties shall be paid in U.S. dollars. To the extent that the Net Selling Price for Licensed HDR Products Sold by LICENSEE outside of the United States is paid to LICENSEE other than in U.S. dollars, LICENSEE shall convert the portion of the royalty payable to QUALCOMM from such Net Selling Price into U.S. dollars at the official rate of exchange of the currency of the country from which the Net Selling Price was paid, as quoted by the U.S. Wall Street Journal (or the Chase Manhattan Bank or another agreed-upon source if not quoted in the Wall Street Journal) for the last business day of the calendar quarter in which such Licensed HDR Products were Sold. If the transfer of or the conversion into U.S. dollars is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of QUALCOMM or its nominee in any commercial bank or trust company of QUALCOMM's choice located in that country, prompt notice of which shall be given by LICENSEE to QUALCOMM.

     4.6 [**] Covenant Not to Assert. QUALCOMM hereby represents and warrants that [**], on behalf of itself and its Affiliates, covenants that [**] and its Affiliates will not assert any of the [**] HDR Technically Necessary Patents against LICENSEE's (or, if sublicensed in accordance with Section 4.3 of this Agreement, LICENSEE's Affiliates') manufacture, use, sale, or importation of Qualifying Licensed HDR Products solely for Wireless Applications; provided, however, that [**] and/or its Affiliates may assert the [**]' HDR Technically Necessary Patents against LICENSEE if LICENSEE asserts any of its patents against [**] or its Affiliates and any of their telephone products or if LICENSEE initiates a declaratory judgment action, reexamination proceedings or opposition proceedings challenging the validity of any of the [**] HDR Technically Necessary Patents. Nothing in this Section 4.6 shall prohibit, limit or covenant against [**] rights to assert any of its patents against LICENSEE or its Affiliates for infringement relating to any time division multiple access
(TDMA) equipment or system (including, without limitation, [**]).

     4.7 [**] Patents.

          4.7.1 [**] Patents Sublicensed. The term "[**] Patents" means all of the following patents which are owned or sublicenseable by [**] without payment of any royalty or other consideration to a third party: (a) [**] patents which, but for the sublicenses granted under Section 4.7.2 below, would be infringed by the use of QUALCOMM's CDMA ASICs for their intended purposes (the "[**] ASIC Patents"), and (b) [**] Essential Patents which are, or are claimed by [**] to be, essential to IS-95 Rev A or Rev B, whether or not such Essential Patents are infringed by the use of QUALCOMM's CDMA ASICs (the


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

"Other [**] Patents"). For example, by incorporating QUALCOMM's existing (as of the Effective Date) CDMA ASIC into a Licensed HDR Product Sold by LICENSEE, the [**] Patents sublicensed to LICENSEE would include, but not necessarily be limited to all of the following patents that [**] asserted against QUALCOMM in litigation: U.S. Patent Nos. [**], and their foreign counterparts, reissuances, divisionals, continuations and continuations in part.

     The term "Essential Patents" means those patents (in any country of the world) as to which it is, or is claimed by the patent owner to be, not possible on technical (but not commercial) grounds, taking into account normal technical practice and the state of the art generally available at the time of adoption or publication of the relevant standard for CDMA Applications, to make, sell, lease, otherwise dispose of, repair, use or operate equipment or methods which comply with such standard without infringing such patent.

          4.7.2 Sublicense Under [**] Patents. The following sublicense is granted subject to the terms and conditions of this Agreement (including but not limited to the payment of royalties hereunder in accordance with Section 4.2) and Section 4.7.3 below: With respect only to those Licensed HDR Products Sold by LICENSEE and its Affiliates that contain QUALCOMM's CDMA ASIC, QUALCOMM hereby grants to LICENSEE a sublicense under all of the [**] ASIC Patents solely for CDMA Applications and under all of the Other [**] Patents solely for IS-95 Related Systems to make (and Have Made), use, sell, offer for sale, lease or otherwise dispose of, and import Licensed HDR Products into which QUALCOMM's CDMA ASIC is incorporated. Notwithstanding the foregoing, no right or sublicense is being granted for or may be extended under patents that apply to the portion of any product that implements an air interface other than CDMA or analog (e.g., no rights and sublicenses are granted for or may be extended under patents that apply to the GSM part of any product).

          4.7.3 Non-Assertion Against [**]. The sublicense granted to LICENSEE under Section 4.7.2 above shall continue only so long as LICENSEE and its Affiliates do not assert, either in litigation or by a direct communication, any Essential Patents for CDMA Applications against [**] CDMA subscriber, infrastructure or test equipment products and LICENSEE does not dismiss such litigation or withdraw such assertion or offer a royalty-free license under such patents within [**] days after QUALCOMM's receipt of notice from [**] of such litigation or communication.

     4.8 Option to Obtain Infrastructure Equipment License. No later than [**] months from the Effective Date, LICENSEE, at its option, may elect to obtain from QUALCOMM an infrastructure equipment license on terms and conditions set forth in the "Infrastructure Equipment License Agreement," a copy of which is attached hereto as Exhibit B and incorporated herein by reference.


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

     4.9 [**] Royalty Rate. If LICENSEE exercises the option set forth in
Section 4.8 of this Agreement, then beginning on the effective date of such exercise and subject to the limited exceptions set forth below, if QUALCOMM grants a license to a third party to manufacture and sell Licensed HDR Products [**] under the terms and conditions of Section 4.2, and, which license will permit such third party to manufacture and sell Licensed HDR Products for use within Wireless Applications, QUALCOMM shall (i) promptly notify LICENSEE of the [**], and (ii) extend to LICENSEE [**] and, at [**]. If LICENSEE intends to accept such [**] rates, LICENSEE shall have up to [**] days after the date of such notice to notify QUALCOMM that it accepts a license from QUALCOMM on such [**], provided that LICENSEE must also, at QUALCOMM's request, accept and be bound by all other material terms and conditions granted by QUALCOMM [**].

     The above paragraph shall not apply with respect to (i) [**] of LICENSEE's exercise of the option set forth in Section 4.8 of this Agreement, (ii) any license granted by QUALCOMM to its Affiliates or (iii) any license granted by QUALCOMM, [**] for which consists in whole or in part of patent rights or other rights of such substantial value as, in the reasonable judgment of QUALCOMM, to warrant (a) [**] provided in this Agreement, or (b) [**]. This Section 4.9 shall not apply retroactively, nor shall it be construed as entitling LICENSEE to [**] the grant of such third party license to such other licensee.

5. LICENSE BY LICENSEE

     5.1 Grant of License from LICENSEE. Subject to the terms and conditions of this Agreement, LICENSEE hereby grants to QUALCOMM a worldwide, personal, nontransferable, non-exclusive, fully-paid, irrevocable and royalty free license (without the right to sublicense, except to Affiliates of QUALCOMM as permitted in Section 5.2) to use LICENSEE's Intellectual Property (a) to make (and have made) and import, use, sell, lease or otherwise dispose of Licensed HDR Products solely for Wireless Applications and (b) to make (and have made) Components that have been exclusively designed by or for QUALCOMM (which design is owned and used exclusively for QUALCOMM) and import, use, sell, lease or otherwise dispose of Components. No other, further or different license is hereby granted or implied.

     5.2 Right To Sublicense Affiliates. QUALCOMM shall have the right to grant sublicenses only to Affiliates of QUALCOMM with respect to any rights conferred upon QUALCOMM under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, termination provisions, and other provisions contained in this Agreement. QUALCOMM, in addition to its sublicensed Affiliates, shall be responsible and liable to LICENSEE in the event that any of its sublicensed Affiliates fails under any such sublicense to honor and comply with all obligations of QUALCOMM as though said obligations were made expressly applicable to the sublicensed Affiliate. Except as set forth above, QUALCOMM shall have no right to sublicense any of LICENSEE's Intellectual Property. Any sublicense by QUALCOMM to an Affiliate of QUALCOMM shall terminate immediately if such Affiliate ceases to be an Affiliate of QUALCOMM.

     5.3 License Of Future Commercially Necessary IPR. Each Party agrees that, to the extent it makes licenses of Future Commercially Necessary IPR generally available to third parties, it will, if requested by the other Party, offer such licenses to the other Party on commercially reasonable terms and conditions.

     5.4 No LICENSEE Deliverables. Except as expressly provided for in this Agreement, LICENSEE shall have no obligation to disclose any LICENSEE Intellectual Property, know-how, trade secrets or other technology to QUALCOMM, to Affiliates of QUALCOMM or to any third party.

6. COMMITMENT BY LICENSEE

     6.1 Covenant Not to Assert. LICENSEE hereby covenants that neither it nor its Affiliates will assert any of LICENSEE's Technically Necessary IPR against any of QUALCOMM's other HDR infrastructure equipment licensees and their Affiliates (collectively, the "Authorized Licensees") with respect to such Authorized Licensee's use of any of LICENSEE's Technically Necessary IPR to make, use and sell HDR infrastructure equipment and/or HDR Components solely for Wireless Applications, provided that such Authorized Licensee has agreed with QUALCOMM to an equivalent undertaking not to assert claims against LICENSEE and its Affiliates. LICENSEE does not by this Section 6.1 agree, on behalf of itself or its Affiliates, to waive its rights to assert any of LICENSEE's Commercially Necessary IPR against any Authorized Licensee with respect to such Authorized Licensee's use of any of LICENSEE's Commercially Necessary IPR. Any Authorized Licensee that has agreed with QUALCOMM to an equivalent undertaking not to assert claims shall be regarded as a third party beneficiary of this Section
6.1. QUALCOMM will promptly notify LICENSEE of any Authorized Licensees that have agreed to such an equivalent undertaking.

     6.2 License to Third Parties. The parties agree that it is in the interest of each of the Parties and of the Wireless industry to obtain the widest possible acceptance of the final HAI. Accordingly, LICENSEE agrees to negotiate in good faith to promptly grant to Authorized Licensees which do not meet the requirements of Section 6.1 a license to use all of LICENSEE's Technically Necessary IPR to make, use and sell HDR infrastructure equipment and HDR Components for Wireless Applications. Each such license shall be granted at reasonable rates and otherwise on reasonable terms and conditions consistent with LICENSEE's licensing policies, which may include that such third party grant a cross-license to LICENSEE of technically necessary intellectual property rights owned by such third party.

     6.3 Commercial Efforts. LICENSEE shall use commercially reasonable efforts to market, promote and sell Licensed HDR Products throughout the world.

7. MARKING

     LICENSEE agrees to affix to the exterior or the interior of all Licensed HDR Products incorporating any of QUALCOMM's Intellectual Property a legible notice reading: "Licensed by QUALCOMM Incorporated under one or more of the following Patents," followed by a list of applicable patent numbers taken from the list of QUALCOMM's patents or as may otherwise be instructed by QUALCOMM.

8. QUALITY CONTROL

     8.1 General Quality of Licensed HDR Products. Throughout the term of this Agreement, LICENSEE shall maintain, for the Licensed HDR Products manufactured or Sold by it, at least the same manufacturing, servicing and quality standards currently utilized by LICENSEE in connection with its similar analog and, if applicable, other digital products.

     8.2 Standards Compliance Testing. LICENSEE represents and warrants that the Licensed HDR Products and HDR Components that it makes or has made will adhere with and conform to, in all respects, the specifications contained in the HAI and that LICENSEE shall comply with the rules, regulations or other requirements set by such authorized standards body. LICENSEE shall, at QUALCOMM's reasonable written request, permit QUALCOMM or entities designated by QUALCOMM and accepted by LICENSEE, which acceptance shall not be unreasonably withheld or delayed, to perform tests of Licensed HDR Products being marketed by LICENSEE to ensure compliance and conformity with the HAI. If such tests indicate material noncompliance or nonconformity therewith, such tests shall be at LICENSEE's cost and LICENSEE shall reimburse QUALCOMM for any such reasonable tests performed by QUALCOMM at [**]. If such test does not indicate material noncompliance or nonconformity, the test shall be at [**]. Nonconforming Licensed HDR Products, if any, shall not be sold or marketed by LICENSEE until the non-conformity is corrected.

9. INFORMATION

     9.1 Restrictions on Disclosure and Use. All documentation and technical and business information and intellectual property in whatever form recorded that a Party does not wish to disclose without restriction ("Information") shall remain the property of the furnishing Party and may be used by the receiving Party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; and (b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination of this Agreement, and (c) shall be disclosed only to employees or agents of a Party with a need to know. Moreover, such Information shall be used by the receiving Party only for the purpose of performing under this Agreement or in the exercise of its rights it may receive under the provisions of this Agreement. Unless the furnishing Party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving Party. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing Party. These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving Party or lawfully received free of restriction from another source having the right to so furnish such Information; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving Party; or (iii) which at the time of disclosure to the receiving Party was known to such Party free of restriction and clearly evidenced by documentation in such Party's possession; or (iv) which the disclosing Party agrees in writing is free of such restrictions.

     9.2 Scope of Information. Information is subject to this Section 9 whether delivered orally or in tangible form and without regard to whether it has been identified or marked as confidential or otherwise subject to this Section 9. Each Party agrees to use its best efforts to mark or otherwise identify proprietary all Information they desire to be subject to the terms of this clause before furnishing it to the other Party. And, upon request, a Party shall promptly identify whether specified information must be held by the requesting Party subject to this clause. Information which is delivered orally may be summarized in writing by the disclosing Party and delivered to the receiving Party within [**] days after disclosure thereof.

     9.3 Furnishing Information to Third Parties. Nothing herein shall be deemed to bar disclosure of Information by a receiving Party to third party subcontractors, prospective customers or Affiliates of the receiving Party with a need to know, without the written consent of the furnishing Party, if such disclosure is reasonably necessary for enjoyment of the receiving Party's rights to use Intellectual Property Rights licensed under this Agreement, and provided that each such third party agrees in writing to protect the Information under terms and conditions comparable, in all material respects, to the terms contained in this Section 9 and Section 17 with respect to survivability.

10. WARRANTY/ DISCLAIMER/ LIMITATION OF LIABILITY.

     10.1 QUALCOMM Warranty. QUALCOMM represents and warrants that it has the right to enter into this Agreement with LICENSEE and that it has the right to grant the licenses granted hereunder.

     10.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES IN THIS AGREEMENT AS TO PRODUCTS, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO THE OTHER PARTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

     10.3 Limitation of Liability. EXCEPT IN THE CASE OF A BREACH OF SECTION 9 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION OR THE USE OF ANY INTELLECTUAL PROPERTY RECEIVED HEREUNDER, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION. EACH PARTY SHALL BE PERMITTED TO ENJOIN THE UNAUTHORIZED USE BY THE OTHER PARTY OR ITS AFFILIATES OF ANY OF THE PARTY'S INFORMATION.

     10.4 Negation of Representation and Warranties. Nothing contained in this Agreement shall be construed as (a) requiring the filing of any patent application, the securing of any patent or the maintaining of any patent in force; (b) a warranty or representation by either Party as to the validity or scope of any patent, copyright or other intellectual property right; (c) a warranty or representation that any manufacture, sale, lease, use or importation will be free from infringement of patents, copyrights or other intellectual property rights of others, and it shall be the sole responsibility of LICENSEE to make such determination as is necessary with respect to the acquisition of licenses under patents and other intellectual property of third parties; (d) an agreement to bring or prosecute actions or suits against third parties for infringement; (e) an obligation to furnish any manufacturing assistance; or (f) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof (other than as set forth in Section 7).

11. INDEMNITY FOR DAMAGE TO PERSONS, PROPERTY OR BUSINESS

     11.1 Indemnification by LICENSEE. LICENSEE shall indemnify, defend and hold QUALCOMM harmless from, any and all claims, judgments, liabilities, costs and expenses (including attorneys' fees) arising out of or related, directly or indirectly, to any injury, loss or damage to persons, property or business arising from, relating to, or in any way connected with, any Licensed HDR Products or Components which LICENSEE or its Affiliates manufactures or has manufactured and sells to a third party or its Affiliate. LICENSEE agrees to indemnify and hold harmless QUALCOMM against all liability or responsibility of LICENSEE or of others for any failure attributable to LICENSEE in production, design, operation or otherwise of products manufactured by or on behalf of LICENSEE and Sold to third parties, except if such liability or responsibility is due to infringement claims with respect to QUALCOMM's Intellectual Property.

     11.2 Indemnification by QUALCOMM. QUALCOMM shall indemnify, defend and hold LICENSEE harmless from, any and all claims, judgments, liabilities, costs and expenses (including attorneys' fees) arising out of or related, directly or indirectly, to any injury, loss or damage to persons, property or business arising from, relating to, or in any way connected with, any Licensed HDR Products or Components which QUALCOMM or its Affiliates manufactures or has manufactured and sells to a third party or its Affiliate. QUALCOMM agrees to indemnify and hold harmless LICENSEE against all liability or responsibility of QUALCOMM or of others for any failure attributable to QUALCOMM in production, design, operation or otherwise of products manufactured by or on behalf of QUALCOMM and Sold to third parties, except if such liability or responsibility is due to infringement claims with respect to LICENSEE's Intellectual Property.

     11.3 Notice, Defense and Cooperation. The party seeking indemnification under Section 11.1 or 11.2 above shall provide the indemnifying party with prompt notice of any claim within such provisions, shall give the indemnifying party the full right to defend any such claim and shall cooperate fully in such defense.

12. TERMINATION

     12.1 Termination Without Cause by LICENSEE. LICENSEE may for any reason, at any time when it is not using any of QUALCOMM's Intellectual Property, terminate this Agreement upon ninety (90) days' prior written notice to QUALCOMM; provided that all license fees and royalties which have accrued under the terms of the Agreement shall be due and owing and all such amounts and all previous amounts paid are and shall remain non-refundable. In the event of any such termination, the license granted by LICENSEE to QUALCOMM in Section 5.1 and 5.2 shall survive.

     12.2 Termination For Cause by QUALCOMM. QUALCOMM may terminate this Agreement, by written notice to LICENSEE, if LICENSEE shall at any time default in the payment hereunder or the making of any report hereunder, or shall commit any material breach of any covenant, representation, warranty or agreement herein contained, or shall make any false report to QUALCOMM; provided, however, that in the case of any such breach which is capable of being cured, QUALCOMM shall not have a right to terminate this Agreement for cause unless and until LICENSEE shall have failed to remedy any such default, breach or report within [**] days after written notice thereof by QUALCOMM. LICENSEE shall be able to effectuate such cure with respect to a default in the payment of any royalty hereunder no more than three times during the term of this Agreement. Upon termination of this Agreement for cause, LICENSEE shall duly account to QUALCOMM for all royalties and other payments within ten days of such termination.

     12.3 Termination for Cause by LICENSEE. LICENSEE may terminate this Agreement, by written notice to QUALCOMM, if QUALCOMM shall at any time commit any material breach of any material covenant, representation, warranty or agreement herein contained; provided, however, that in the case of any such breach which is capable of being cured, LICENSEE shall not have a right to terminate this Agreement for cause unless and until QUALCOMM shall have failed to remedy any such material breach within [**] days after receipt by QUALCOMM of written notice thereof by LICENSEE.

     12.4 Bankruptcy, Dissolution or Liquidation. Either Party shall also have the right to terminate this Agreement with immediate effect by giving written notice of termination to the other Party at any time upon or before sixty (60) days after the occurrence of any of the following events with respect to such other Party (unless such event ceases within such period): (a) insolvency, bankruptcy or liquidation or filing of any application therefor, or other commitment of an affirmative act of insolvency; (b) attachment, execution or seizure of substantially all of the assets or filing of any application therefor; (c) assignment or transfer of that portion of the business to which this Agreement pertains to a trustee for the benefit of creditors; (d) disposition, by sale or assignment of all of its rights, of that portion of the business or the material assets to which this Agreement pertains in violation of Section 14 of this Agreement; or (e) termination of its business or dissolution.

     12.5 Termination of Agreement in the Event of Litigation. The license from QUALCOMM to Licensee shall terminate in the event that LICENSEE initiates any litigation against QUALCOMM or its Affiliates which includes any claim for intellectual property infringement and LICENSEE does not prevail on all such intellectual property infringement claims.

     12.6 Rights Upon Termination. Upon any expiration or termination of this Agreement, whether for cause or not, all licenses granted hereunder shall also terminate (except as expressly stated in Section 12.1), and each Party shall immediately (i) cease using any of the other Party's Intellectual Property Rights and (ii) return or destroy all information and documentation furnished by the other Party to such Party. Any termination or expiration of this Agreement under this Section 12 shall not relieve LICENSEE from its obligation under
Section 13 hereof to make a report or from its liability for payment of royalties on Licensed HDR Products Sold on or prior to the date of such termination or expiration and shall not prejudice the right to recover any royalties or other sums due or accrued at the time of such termination or expiration and shall not prejudice any cause of action or claim accrued or to accrue on account of any breach or default. Furthermore, any termination or expiration of this Agreement under this Section shall not prejudice the right of QUALCOMM to conduct a final audit of the records of the LICENSEE in accordance with the provisions of Section 13 hereof. No termination hereunder shall limit the rights of a Party to sell those Licensed HDR Products in inventory or in process at the time of termination, subject to payment of the royalty applicable to the sale of such Licensed HDR Products and continued compliance with the other provisions of this Agreement.

13. RECORDS AND AUDITS.

     13.1 Records. LICENSEE shall keep accurate and complete books and records concerning any Licensed HDR Products it may sell under this Agreement. As applicable, such books and records shall include the date of transaction involving sales of Licensed HDR Products, including the number of items Sold. LICENSEE shall require in its agreements with sublicensees that each sublicensee agree to record keeping and audits substantially the same as described in this
Section 13. LICENSEE hereby agrees to cause its sublicensees to provide to LICENSEE the records and supporting information sufficient to evidence the accuracy of the royalty report to be submitted to QUALCOMM. Such records (together with all supporting information) shall be included in the records described herein and subject to audit by QUALCOMM as provided in this Section. LICENSEE's agreements with its sublicensees shall expressly state that QUALCOMM shall be able to enforce rights under Section 13.2 below directly against any such sublicensee. LICENSEE shall furnish QUALCOMM within [**] days after the end of each [**] a certificate, in the form attached hereto as Exhibit A, signed by a responsible official of LICENSEE showing the transactions and corresponding amounts during said [**] and any other information as may be reasonably requested by QUALCOMM.

     13.2 Audits. QUALCOMM may, no more than once each calendar year, cause its independent public accounting firm to conduct an audit on reasonable notice of LICENSEE's applicable books and records and sublicensee's records and its supporting information obtained under Section 13.1 above to confirm the royalty paid or to be paid to QUALCOMM in accordance with the terms and conditions set forth in Section 4.2 above. The cost of such audit shall be borne by QUALCOMM, unless such audit determines that the LICENSEE has underpaid the royalties due hereunder by the lesser of (a) more than five percent (5%) or (b) [**]; in which case, LICENSEE shall, in addition to paying the deficiency plus late payment charges, pay the cost of such audit. LICENSEE shall preserve and maintain all such books and records required for audit for a period of [**] years after the [**] for which the books and records apply (but not more than [**] years after any termination of this Agreement). All information acquired by QUALCOMM from such audit shall be considered Information subject to the terms and conditions of Section 9.

14. ASSIGNMENT.

     Except as provided in this clause, LICENSEE shall not assign this Agreement or any right or interest under this Agreement, nor delegate any obligation to be performed under this Agreement (an "assignment"), without QUALCOMM's prior written consent, which consent shall be at QUALCOMM's sole discretion, provided, however, that such consent shall not be unreasonably withheld in the case that such assignment or delegation is to a party deemed by QUALCOMM not to be in an actual or potential dispute with QUALCOMM. For purposes of this Agreement, an "assignment" by LICENSEE under this Section shall be deemed to include, without limitation, the following: (a) a change in the beneficial ownership of LICENSEE of greater than fifty percent (50%) (whether in a single transaction or a series of transactions) if LICENSEE is a partnership, trust, limited liability company or other like entity; (b) the acquisition of more than fifty percent (50%) of any class of LICENSEE's voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); or (c) the sale of more than fifty percent (50%) of LICENSEE's assets (whether in a single transaction or series of transactions). Any attempted assignment in contravention of this Section 14 shall be void and ineffective.

15. COMPLIANCE WITH U.S. REGULATIONS.

     Nothing contained in this Agreement shall require or permit LICENSEE or QUALCOMM to do any act inconsistent with the requirements of (a) the regulations of the United States Department of Commerce, or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department, or (c) of any similar United States law, regulation or executive order as the same may be in effect from time to time. To enable QUALCOMM to export QUALCOMM's Intellectual Property or technical data to LICENSEE in compliance with the requirements of the Export Administration Regulations (EAR), LICENSEE hereby gives its assurance to QUALCOMM that LICENSEE will not re-export or otherwise disclose, directly or indirectly, any of QUALCOMM's Intellectual Property or "technical data" received from QUALCOMM, nor allow the direct product thereof to be shipped directly or indirectly to any of the countries set forth in this Section 15, unless permitted by U.S. law in effect at the time of such export. To enable LICENSEE to export LICENSEE's Information or other technical data to QUALCOMM in compliance with the requirements of the EAR, QUALCOMM hereby gives its assurance to LICENSEE that QUALCOMM will not re-export or otherwise disclose, directly or indirectly, any of LICENSEE's Information or technical data received from LICENSEE, nor allow the direct product thereof to be shipped directly or indirectly to any of the countries set forth below in this Section 15, unless permitted by U.S. law in effect at the time of such export:

Albania
Afghanistan
Angola
Armenia
Azerbaijan
Belarus
Bulgaria
Cambodia
Cuba
Estonia
Federal Republic of Yugoslavia (Serbia only)
Georgia
Iran
Iraq
Kazakhstan
Kyrgystan
Laos
Latvia
Libya
Lithuania
Macau
Moldova
Mongolia
North Korea
People's Republic Of China
Romania
Russia
Sudan
Syria
Tajikistan
Turkmenistan
Ukraine
Uzbekistan
Vietnam

Each Party agrees that no products, proprietary data, know-how, software, or other information received from the other Party will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or by such end users. The foregoing obligations are U.S. legal requirements, and therefore, such obligations shall survive any termination of this Agreement.

16. PUBLICITY.

     Except as provided in Section 21 of this Agreement, each Party (the "Publishing Party") shall submit to the other Party proposed copy of all advertising wherein the name, trademark, code, specification or service mark of the other Party is mentioned; and the Publishing Party shall not publish or use such advertising without the other Party's prior written approval. Such approval shall be granted or withheld as promptly as possible (usually within [**] days), and may be withheld only for good cause. No license is granted by LICENSEE to QUALCOMM hereunder with respect to LICENSEE's or its Affiliates' trade name, trademark, code, specification or service mark. No license is granted by QUALCOMM to LICENSEE hereunder with respect to QUALCOMM's or its Affiliates' trade name, trademark, code, specification or service mark.

17. SURVIVAL OF OBLIGATIONS.

     The Parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to those rights and obligations of the parties set forth in
Section 9 entitled "INFORMATION," shall survive such termination, cancellation, or expiration.

18. SEVERABILITY.

     If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate a replacement provision.

19. NON-WAIVER.

     No waiver of the terms and conditions of this Agreement, or the failure of either Party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

20. NOTICES.

     All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follow (in which case such notice shall be deemed to have been duly given on the day the notice is first received by the Party):

QUALCOMM Incorporated           Airvana, Inc.
5775 Morehouse Drive            42 Nagog Park
San Diego, CA 92121-1714        Acton, MA 01720

Facsimile No.: (858) 658-2500   Facsimile No.: 978-263-9443
Telephone No.: (858) 587-1121   Telephone No.: 978-263-9440, x4030
Attn: President                 Attn: Randy Battat, President & CEO

     with a copy to:            with a copy to:
     General Counsel            Michael Bevilacqua
                                Hale and Dorr
                                60 State Street
                                Boston, MA 02109
                                Tel: 617-526-6448
                                Fax: 617-526-5000

     The above addresses can be changed by providing notice to the other Party in accordance with this Section.

21. PUBLICATION OF AGREEMENT.

     The Parties agree to keep the existence of this Agreement and the fact that LICENSEE is a QUALCOMM licensee confidential until the earlier of the first commercial shipment of a Licensed HDR Product by LICENSEE, the mutual written consent of both parties to an earlier announcement or the date one year after the Effective Date (the "Publication Date"). Except as may otherwise be required by law or as reasonably necessary for performance hereunder, each Party shall keep this Agreement and its provisions confidential and shall not disclose this Agreement or its provisions without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld. After the Publication Date, the confidentiality obligations hereunder do not apply to the existence of this Agreement or the fact that QUALCOMM and LICENSEE has executed this Agreement, but do apply to the terms and conditions of this Agreement. Any press release or other announcement by either Party concerning the entering into of this Agreement shall be subject to the prior written approval of other Party, which approval shall not be unreasonably withheld. In case a press release or other public announcement to the effect of the Parties' entering into of this Agreement is issued by either Party pursuant to the preceding sentence, (i) QUALCOMM may thereafter make a press release or other public announcement to the effect that LICENSEE is one of QUALCOMM's licensees for Licensed HDR Products without prior written approval of LICENSEE and (ii) LICENSEE may thereafter make a press release or other public announcement to the effect that LICENSEE is licensed by QUALCOMM for Licensed HDR Products without prior written approval of QUALCOMM.

22. APPLICABLE LAW; VENUE.

     This Agreement is made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, except for those disputes expressly addressed in
Section 23 hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California.

23. DISPUTES RELATING TO FOREIGN PATENTS.

     Any controversy, claim or dispute (separately or collectively, the "Dispute") as to whether a product manufactured and/or sold by LICENSEE outside the United States would, but for the license granted hereunder, infringe any foreign patent of QUALCOMM licensed hereunder and therefore is subject to royalties hereunder, shall be resolved in accordance with the procedures specified in this Section 23 which shall be the sole and exclusive procedures for the resolution of any such Dispute.

     The Parties will attempt in good faith to resolve promptly any Dispute by negotiations between senior executives of the Parties who have the authority to settle the Dispute. If the Dispute is not resolved within [**] days of a party's written request for negotiation, either party may initiate arbitration as hereinafter provided.

     A Party desiring to commence arbitration shall provide written notice to the other Party setting forth the Dispute(s) to be arbitrated. Within [**] days of receipt of such written notice, the Parties will attempt in good faith to reach agreement on an impartial arbitrator having as nearly as practicable the following qualifications in order of importance: (1) at least ten years experience in patent litigation, including substantial participation in at least two patent trials, and/or ten years experience in patent prosecution in the telecommunications field and/or at least three years experience as a Federal Court of Appeals or District Court Judge, (2) expertise in the field of digital spread spectrum communications as applied to the telecommunications industry, and (3) some familiarity with the patent laws of the country or countries at issue in the Dispute. In the event the Parties are unable to agree upon an arbitrator within [**] days of the above written notice, the arbitrator shall be selected by Judicial Arbitration and Mediation Service/Endispute, Inc. (or some similar company if the Judicial Arbitration and Mediation Service/Endispute, Inc. is not available). The selected arbitrator shall be impartial and shall have, as nearly as practicable, the qualifications set forth above. The Parties will share equally the fees and expenses of the arbitrator.

     The arbitration hearing shall commence in San Diego within [**] days of the appointment of the arbitrator. The Parties shall be entitled to conduct discovery prior to the arbitration hearing in accordance with Federal Rules of Civil Procedure, subject to any limitations ordered by the arbitrator.

     The arbitration hearing shall be conducted in accordance with the Federal Rules of Civil Procedure and the Federal Rules of Evidence or such other procedures and rules set by the arbitrator. The arbitrator shall be authorized and empowered only to rule as to whether products manufactured and/or Sold by LICENSEE in a foreign country or countries would, but for the license granted hereunder, infringe any claim of the applicable foreign patent(s) of QUALCOMM, and if so, the amount of the royalties owed by LICENSEE as to such product(s) under Section 4.2 of this Agreement. The arbitrator shall award attorneys' fees and costs to the prevailing Party. The arbitrator shall have no authority to determine whether or not any product(s) of LICENSEE imported into or manufactured and/or Sold in the United States is subject to the payment of royalties under this Agreement or to determine any other issue except those expressly set forth above. The arbitrator shall have no authority to make any finding or award as to the validity or enforceability of any patent.

     The final award of the arbitrator shall be rendered in writing and signed by the arbitrator. The final award shall be entered within [**] days of the commencement of the arbitration hearing. Each Party agrees to abide by the arbitration award, and to the enforcement of the arbitration award in the United States. Each Party further agrees that judgment may be entered upon the award in any court of competent jurisdiction in the United States.

24. LATE CHARGE.

     Each Party may charge the other a late charge, with respect to any amounts that the other owes hereunder and fails to pay on or before the due date, in an amount equal to the lesser of one and [**] percent ([**]%) per month, pro-rated, or the maximum amount permitted by law.

25. ATTORNEYS' FEES.

     In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys' fees as fixed by the court.

26. ENTIRE AGREEMENT.

     The terms and conditions contained in this Agreement supersede all prior and contemporaneous oral or written understandings between the Parties with respect to the subject matter thereof and constitute the entire agreement of the Parties with respect to such subject matter, except as set forth in a Supply Agreement between the Parties. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

27. INDEPENDENT CONTRACTORS.

     The relationship between QUALCOMM and LICENSEE is that of independent contractors. QUALCOMM and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties.

28. U.S. DOLLARS.

     All payments to be made hereunder shall be made in dollars of the United States of America by wire-transfer and at a bank to be designated by the payee.

29. FORCE MAJEURE

     Neither Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than the obligation to make payments, which shall not be affected by this provision) due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the Party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals; and acts of civil or military authorities.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. This Agreement may be signed in counterpart.

QUALCOMM Incorporated                   LICENSEE


BY: /s/ M. Blecker                      BY: /s/ Randall S. Battat
    ---------------------------------       ------------------------------------
TITLE: Senior Vice President            TITLE: President & CEO

                                    EXHIBIT A

                                   CERTIFICATE

The undersigned official of ________ ("LICENSEE") is providing the following information to QUALCOMM pursuant to that certain HDR Infrastructure Equipment License Agreement entered into between LICENSEE and QUALCOMM (the "Agreement"). All capitalized terms used in this Certificate have the definitions ascribed to them in the Agreement.

This Certificate reflects the Royalties payable by LICENSEE for the [**] ended:
________________, 20___.

                                                        DETERMINATION   [**] FROM SELLING
        GENERAL INFORMATION  REGARDING "SALE"             OF SELLING       PRICE PRICE             CALCULATION OF ROYALTIES
-----------------------------------------------------   -------------   -----------------   ------------------------------------
Date and Country of    If sold to       Number of       Selling Price   [**]      [**]      Applicable    Applicable   Amount of
Sale by LICENSEE and   Related Buyer,   Licensed HDR    paid by                             Net Selling   Royalty      Royalty
Affiliates (e.g., if   identity of      Products Sold   Purchaser                           Price         Percentage
sold for use in the    Related Buyer.
United States, state
"sold for use in
U.S.")


                                                       TOTAL ROYALTIES   _______
                                                       DUE AND PAYABLE   $______


The undersigned hereby certifies that the foregoing represents an accurate and complete record of all royalties due and payable by LICENSEE for the [**] specified above.


Signature:
          ---------------------------
Title:
      -------------------------------
Date:
     --------------------------------

                                    EXHIBIT B

                   INFRASTRUCTURE EQUIPMENT LICENSE AGREEMENT

This Infrastructure Equipment License Agreement (the "Agreement") is entered into on _______________, 2000 by and between QUALCOMM Incorporated, a Delaware Corporation, and ________________________________, a ___________________________
corporation, with respect to the following facts:

                                    RECITALS

WHEREAS, QUALCOMM has developed certain proprietary Code Division Multiple Access technology which may be useful in providing greater capacity and improved quality and reliability compared to other Wireless telephone technologies;

WHEREAS, LICENSEE desires to obtain a license of QUALCOMM's Intellectual Property to manufacture and sell the Licensed Products, and QUALCOMM desires to grant such license in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, QUALCOMM desires to obtain a license of LICENSEE's Intellectual Property to manufacture and sell the Licensed Products and LICENSEE desires to grant such license in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW THEREFORE, the parties hereby agree as follows:

1.   HEADINGS AND DEFINITIONS.

     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. Reference to "third party or third parties" shall not mean either Party. For the purpose of this Agreement, the following definitions apply:

"Affiliates" means, as to a Party, any present or future Parent of the Party and any present or future Subsidiary of the Party and/or its Parent, but only for so long as the Parent remains the Parent of the Party and the Subsidiary remains a Subsidiary of the Party and/or its Parent. The term "Parent" means any corporation or other legal entity that owns, directly or indirectly (i) more than 50% of the shares or other securities of the Party entitled to vote for election of directors (or other managing authority) of the Party or (ii) if such Party does not have outstanding shares or securities, more than 50% of the equity interest in such Party, but only for so long as such ownership or control exists in (i) or (ii) above. The term "Subsidiary" of a Party means any corporation or other legal entity (i) the majority (more than 50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned or controlled by such Party either directly or indirectly or (ii) which does not have outstanding shares or security but the majority (more than 50%) of the equity interest in which is now or hereafter owned or controlled by such Party either directly or indirectly, but only for so long as such ownership or control exists in (i) or (ii) above.

"BSC" means the base station controller, which contains the controlling elements and resources that provide a channel between the BTS(s) and the System Switch. The BSC or any of the elements contained within the definition of the BSC may be a part of or integrated into the System Switch.

"BTS" means the base station transceiver subsystem, which is wireless access equipment that provides for network receive and/or transmit functionality to and/or from Subscriber Units as a part of a cell site for Wireless Applications. The BTS is the link between the Subscriber Units and the BSC. Included in the BTS are the antennas, transmitters, receivers, power amplifiers and interface hardware to support the link to the BSC.

"CDMA" means code division multiple access technology.

"CDMA Applications" means all communication applications (regardless of the transmission medium) which operate using code division multiple access ("CDMA") technology, whether or not based on IS-95, cdma2000 or W-CDMA, and irrespective of frequency band.

"CDMA ASICs" means QUALCOMM's cell site modem (CSM) CDMA application specific integrated circuit, and any revision, generation, modifications or integration to or of the CSM, purchased from QUALCOMM.

"CDMA Enabling Infrastructure Equipment" means any product (including all of the Components, hardware, firmware and/or software contained therein) which performs any or all of the Functions and which is for use as part of (included within) either the BTS, BSC or System Switch, irrespective of whether initially Sold as part of (included within) a BTS, BSC or System Switch or as products to be added to existing BTS's, BSC's or System Switches. CDMA Enabling Infrastructure Equipment does not mean Subscriber Units, Components (although Components may be incorporated into the CDMA Enabling Infrastructure Equipment that is Sold by a Party) or any assembly or subassembly that is not a field replaceable unit. CDMA Enabling Infrastructure Equipment includes, as an example and not by way of limitation, the (i) [**], (ii) [**] that is [**] so that the [**] can be utilized and (iii) [**], meaning the [**] that includes (a) [**], (b) [**], (c) [**] using any QUALCOMM Intellectual Property, (d) [**] using any QUALCOMM Intellectual Property and/or (e) other service options using any QUALCOMM Intellectual Property.

"Channel Units" means any BTS module or field replaceable assembly used to modulate or demodulate the CDMA waveform, process the data and/or perform ancillary functions related to one or more CDMA channels for communication between a BTS and Subscriber Units. Examples of CDMA channels include, but are not limited to traffic, paging, sync, pilot and access channels. Channel Units may contain Components.

"Commercially Necessary IPR" means those Intellectual Property Rights which (i) the Party or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party, (ii) are not essential to the manufacture, use or sale of Licensed Products and/or Components which comply with the specifications of the CAI and (iii) provide Licensed Products and/or Components with a competitive advantage (e.g., cost, lead-time or quality advantages) or which add to Licensed Products or Components a feature or other characteristic which may be reasonably required by the market place; but the term Commercially Necessary IPR does not include any trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates (except as set forth in Section 8, if the Party is QUALCOMM).

"Common Air Interface" or "CAI" means the technical description of QUALCOMM's CDMA digital air interface specification for communication between cell site or other base station transceivers and Subscriber Units to the extent adopted as an industry standard by the Telecommunications Industry Association or other recognized international standards bodies. The term "Standard" includes only (i) the TIA's IS-95 digital cellular standard and the related standards issued in association therewith (e.g., IS-96, IS-97, IS-98, IS-99), and (ii) other CDMA standards which specify the same Physical Layer as IS-95 if approved by QUALCOMM (i.e. QUALCOMM voted in favor of adopting such standard) and adopted by other international standards bodies throughout the world, and (iii) QUALCOMM's proposed cdma2000 standards.

"Components" means application specific integrated circuits (ASICs), electronic devices, integrated circuits, including firmware thereon, and/or families of devices for use in products for wireless telecommunication applications.

"Costs" means the actual labor, material and other direct costs, expenses and associated indirect expenses, including overheads and general and administrative expenses consistently applied in accordance with the U.S. generally accepted accounting principles.

"Distributed Antenna" means a multi-node antenna system and related circuitry that is designed to make use of delays in CDMA signal transmission and/or reception so that the rake receiver functionality can be utilized.

"Effective Date" means the date first set forth above.

"[**]" means [**], a [**] corporation and any of its subsidiaries in which it owns or controls fifty percent (50%) or more of the voting power.

"Functions" means any or all of the following which incorporates any or all of QUALCOMM's Intellectual Property: (i) handoff, (ii) CDMA waveform modulation and /or demodulation, (iii) power control, (iv) call packet connection and/or routing, (v) paging, (vi) voice encoding and/or decoding (vocoder) services,
(vii) data services, (viii) fax services, (ix) system initialization and configuration, (x) diagnostic monitoring or maintenance of any of the foregoing functions and/or (xi) any other function.

"Future Commercially Necessary IPR" means all claims of any patents (foreign and domestic) which fall within the definition of Commercially Necessary IPR, but which do not fall within the definition of Included Commercially Necessary IPR.

"Have Made" means the right of LICENSEE under [**] Patents to have a third party make a Licensed Product for CDMA Applications for the use and benefit of LICENSEE, provided that:

     (i) LICENSEE owns and supplies the designs, or specifications, or working drawings to such third party;

     (ii) such designs, specifications, and working drawings are in sufficient detail that no substantial additional design by such third party is required;

     (iii) such third party is not allowed to sell such Licensed Product to other third parties; and

     (iv) each such Licensed Product sold by LICENSEE shall bear the trademarks, trade names, or other commercial indicia of LICENSEE, although such Licensed Products may be co-branded with the trademarks, trade names, or other commercial indicia of the reseller or distributor of such Licensed Products. The requirements of this subparagraph (iv) shall not apply where a customer requires that the Licensed Product bear only such customer's trademarks, trade names, or other commercial indicia.

"Included Commercially Necessary IPR" means (1) with respect to the Intellectual Property Rights being licensed by QUALCOMM, (a) all claims of any patents (foreign and domestic) which are now issued or which are applied for [**] and which constitute Commercially Necessary IPR and (b) all copyright, trade secrets, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by QUALCOMM to LICENSEE pursuant to and during the term of this Agreement and (2) with respect to the Intellectual Property Rights being licensed by Licensee, (a) all claims of any patents (foreign and domestic) which are now issued or which are applied for [**] and which constitute Commercially Necessary IPR and (b) all copyright, trade secrets, know-how, technical assistance and other intellectual property rights which constitute Commercially Necessary IPR and which may be furnished by LICENSEE to QUALCOMM pursuant to and during the term of this Agreement.

"Intellectual Property Rights" means patents, copyrights, trade secrets, know-how and other intellectual property rights.

"[**] Patents" means U.S. Patent Nos. [**] and any continuation, continuation-in-part and divisional application based on such patents, and any foreign counterparts of such patents, continuations, continuations-in-part or divisional applications.

"IS-95 Related Systems" means IS-95 and any single carrier system with a spreading bandwidth not greater than 1.25 Mhz and based on or derived from IS-95.

"Licensed Products" means only the BSC, BTS, System Switch, Channel Units, and CDMA Enabling Infrastructure Equipment.

"LICENSEE" means _____________________________________________________________.

"LICENSEE's Intellectual Property" means LICENSEE's and its Affiliates' Technically Necessary IPR and LICENSEE's and its Affiliates' Included Commercially Necessary IPR.

"Masks" and "Mask Sets" mean the mask sets for Components and/or the computer output data used to generate the mask sets for Components.

"Net Selling Price", with respect to each Licensed Product Sold by LICENSEE, shall mean one of the following, whichever is applicable:

     (a) [**];

     (b) [**].

     (c) [**].

"Party" shall individually mean QUALCOMM or LICENSEE and the term "Parties" shall collectively mean QUALCOMM and LICENSEE.

"[**]" shall mean [**], a company existing under the laws of [**].

"[**]' CDMA Technically Necessary Patents" means claims of any patents which [**] (or any of its Affiliates) own or have the right to license that are essential or claimed by [**] or any of its Affiliates to be essential to the manufacture, use or sale of Licensed Products (i.e., must necessarily be infringed upon in order to comply with the CAI). Notwithstanding anything to the contrary herein, the term "[**] CDMA Technically Necessary Patents" at a minimum includes U.S. patent numbers: [**], and their foreign counterparts.

"Physical Layer" shall have the same meaning as given in the TIA's IS-95 digital cellular standard.

"QUALCOMM's Intellectual Property" means QUALCOMM's Technically Necessary IPR and QUALCOMM's Included Commercially Necessary IPR and [**] Patents; provided that, notwithstanding the foregoing, the term "QUALCOMM's Intellectual Property" shall not include any intellectual property, including but not limited to patents, owned by [**].

"Qualifying Licensed Product" means a Licensed Product which contains and incorporates a CDMA ASIC purchased by LICENSEE from QUALCOMM.

"Selling Price" means the gross selling price and/or value of other consideration charged by the LICENSEE or its final vendee Related Buyer for each Licensed Product in the form in which it is Sold (whether or not assembled and without excluding therefrom any Components or subassemblies thereof which are included with such Licensed Product) [**].

"Sold," "Sale," "Sell" means put into use, sold, leased or otherwise transferred and a sale shall be deemed to have occurred upon putting into use, shipment or invoicing, whichever shall first occur.

"Subscriber Unit" means a CDMA telephone, including but not limited to mobile, transportable and portable telephones, which can be used to initiate and receive Wireless CDMA telecommunications transmissions.

"System Switch" means the telephone switching equipment that provides the interface between a Wireless system and the PSTN and/or may provide the interface between BTS's and/or BSC's.

"Technically Necessary IPR" means all claims of any patents (foreign and domestic) issued on, before or after the Effective Date which (i) the Party or its Affiliates has the right to license to the other Party without payment of royalties or any other consideration to any third party (except for payments to the Party or its Affiliates and payments to third persons for the invention or creation made by such third persons while employed by any of the Party or its Affiliates) and (ii) is essential to the manufacture, use or sale of a usable Licensed Product and/or Components which complies with the specifications of the CAI (i.e., must be infringed upon in order to comply with the CAI); but the term Technically Necessary IPR does not include (a) manufacturing process, (b) semiconductor structure not specific to Components and (c) any trade name, trademark, service mark, or similar symbols, abbreviation, contractions or simulations identifying the Party and its Affiliates.

"Wireless" and "Wireless Applications" means terrestrial-based, land mobile, wireless telecommunications applications, including but not limited to cellular, personal communications services (PCS), wireless local loop and wireless PABX applications which are based upon and compliant with the CAI. Notwithstanding the foregoing, the terms "Wireless" and/or "Wireless Applications" shall not include (i) satellite applications (defined as any application which utilizes a direct connection between the Subscriber Unit and any satellite), and/or (ii) Cordless Telephone Applications (defined as applications not dependent on use of a switch, including but not limited to a PABX switch, for interface to the public network).

2.   TERM OF AGREEMENT.

     This Agreement shall commence upon the Effective Date and, unless otherwise terminated or canceled as provided herein, shall continue in full force and effect thereafter.

3.   UP-FRONT LICENSE FEE TO QUALCOMM.

     In partial consideration of the rights granted to LICENSEE under this Agreement, LICENSEE shall pay an up-front license fee to QUALCOMM in the amount of [**] dollars (US$[**]) (the "Up-Front License Fee"). LICENSEE shall pay the Up-Front License Fee no later than [**] days after the Effective Date.

4.   DOCUMENTATION AND OTHER DELIVERABLES; TECHNICAL ASSISTANCE.

     4.1 Documentation. In full satisfaction of its obligations to deliver documentation to LICENSEE, QUALCOMM shall promptly deliver to LICENSEE within [**] business days after the Effective Date the documentation specified in Exhibit A.

     4.2 Limitation on Deliverables. Nothing in this Agreement shall require the delivery of any documentation or product designs not otherwise specified in Exhibit A, including but not limited to: [**].

     4.3 Representations and Limitations on Furnished Information. QUALCOMM shall use reasonable commercial efforts to verify the accuracy of the information furnished by it hereunder, but QUALCOMM shall not be liable for damages arising out of or resulting from anything made available hereunder or the use thereof nor be liable to LICENSEE for consequential, special or incidental damages under any circumstances. The sole obligation of QUALCOMM with respect to such information shall, subject to the other provisions herein or in other written agreements between the Parties, be to furnish it to LICENSEE. QUALCOMM shall have no responsibility for the ability of LICENSEE to use such information, the quality or performance of the products produced therefrom by LICENSEE, or the claims of third parties arising from the use of such products or information. QUALCOMM does not warrant and shall not be responsible for any design, specification, drawing, blueprint, reproduced tracing, or other data or information furnished by it to LICENSEE, except that it shall furnish such in good faith to the best of QUALCOMM's knowledge and ability.

     4.4 Technical Meetings and Assistance. During the [**] after the Effective Date of this Agreement, upon written request from LICENSEE with reasonable advance written notice, QUALCOMM shall provide LICENSEE (a) up to an aggregate of [**] man-hours of technical assistance at QUALCOMM's facilities in San Diego to respond to LICENSEE's reasonable questions or comments to respond to LICENSEE's reasonable questions or comments, with no more than [**] meeting days in any [**] day period. After such [**] man-hours of technical assistance have been used or the [**] has expired, QUALCOMM shall provide reasonable amounts of technical assistance to LICENSEE on an as available basis and at QUALCOMM's then standard rates for providing such technical assistance. In such event, QUALCOMM shall be permitted to invoice LICENSEE for such charges on a [**] basis. Payment by LICENSEE with respect to such invoices shall be on a "[**]" basis after the date of the invoice. QUALCOMM may terminate such additional technical assistance at any time upon written notice to Licensee. This Agreement shall not require QUALCOMM to provide any technical assistance relating to the design of Components or any technical assistance not related to Licensed Products.

5.   QUALCOMM LICENSE.

     5.1 Grant of License From QUALCOMM. Subject to the terms and conditions of this Agreement, including but not limited to timely payment of the license fees and royalties set forth herein, QUALCOMM hereby grants to LICENSEE a worldwide, personal, nontransferable and non-exclusive license (without the right to sublicense, except to Affiliates of LICENSEE as permitted in Section 5.3) to use QUALCOMM's Intellectual Property solely for Wireless Applications (a) to make (and have made) and import, use, sell, lease or otherwise dispose of Licensed Products and (b) to make (and have made) Components that have been exclusively designed by or for LICENSEE (which design is owned and used exclusively by LICENSEE) and import, use, sell, lease or otherwise dispose of Components; provided, however that such Components may only be used, sold, leased or otherwise disposed of by LICENSEE if they are included and used, sold, leased or otherwise disposed of by LICENSEE as part of and within complete Licensed Products of LICENSEE (or as replacement parts for Licensed Products previously sold by LICENSEE). No other, further or different license is hereby granted or implied.

          5.1.1 [**] Patents. As part of QUALCOMM's Intellectual Property being licensed under Section 5.1 above, QUALCOMM is granting rights to LICENSEE under the [**] Patents. Notwithstanding anything to the contrary contained in this Agreement, the license to LICENSEE under the [**] Patents granted in Section 5.1 may terminate in accordance with the provisions set forth below:

               5.1.1.1 On or before November 2, 1996. If, at any time on or before November 2, 1996, LICENSEE or its Affiliates initiates a CDMA patent infringement lawsuit against [**] or its affiliates (or their customers) asserting that any product manufactured or sold by [**] or its affiliates for use in non-IS-95 based wireless applications infringes any of LICENSEE's (or its Affiliates') patents, then the license granted by QUALCOMM to LICENSEE under this Agreement with respect to the [**] Patents only shall immediately terminate.

               5.1.1.2 After November 2, 1996. If, at any time after November 2, 1996, LICENSEE or its Affiliates initiates a CDMA patent infringement lawsuit against [**] or its affiliates (or their customers) asserting that any product manufactured and sold by [**] for use in non-IS-95 based wireless applications infringes any of LICENSEE's (or its Affiliates') patents and LICENSEE (or its Affiliates) does not prevail in such lawsuit, then the license granted by QUALCOMM to LICENSEE under this Agreement only with respect to the [**] Patents shall immediately terminate.

               5.1.1.3 Licensed Products that Contain QUALCOMM's CDMA ASICs. Notwithstanding if the license under this Agreement as to the [**] Patents terminates under Sections 5.1.1.1 or 5.1.1.2 above, Licensed Products manufactured by LICENSEE for IS-95 based Wireless Applications, which Licensed Products incorporate QUALCOMM's CDMA ASICs purchased from QUALCOMM, will be free from infringement from the [**] Patents.

     5.2 Royalties. In partial consideration of the rights granted to Licensee under the License Agreement, Licensee shall pay to QUALCOMM, no later than [**] days after the end of each [**] during the term of the License Agreement, an amount equal to the percentages of the Net Selling Price for the Licensed Products set forth below that are sold during such [**] by Licensee and its Affiliates, whether such Licensed Products are manufactured by Licensee or by third parties or QUALCOMM for Licensee:

     (a) [**] ; and

     (b) [**]

     5.3 Right To Sublicense Affiliates. LICENSEE shall have the right to grant sublicenses only to Affiliates of LICENSEE with respect to any rights conferred upon LICENSEE under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, royalty and other payment obligations, reports, termination provisions, and other provisions contained in this Agreement; provided, however that no additional up-front license fee shall be required to be paid with respect to any such sublicense. LICENSEE shall also pay or cause its sublicensed Affiliates to pay the same royalties on all Licensed Products Sold by its sublicensed Affiliates as if LICENSEE had Sold such Licensed Products. LICENSEE shall report to QUALCOMM the Net Selling Price for all Licensed Products Sold by each such Affiliate. LICENSEE shall be responsible and liable to QUALCOMM in the event that any of its sublicensed Affiliates fails under any such sublicense to honor and comply with all obligations of LICENSEE as though said obligations were made expressly applicable to the sublicensed Affiliate. Except as set forth above, LICENSEE shall have no right to sublicense any of QUALCOMM's Intellectual Property. Any sublicense by LICENSEE to an Affiliate of LICENSEE shall terminate immediately if such Affiliate ceases to be an Affiliate of LICENSEE.

     5.4 [**]

     5.5 Invalid or Expired Patents. The obligation for LICENSEE to pay royalties to QUALCOMM under Section 5.2 shall be [**] in the event all patents which are licensed hereunder by QUALCOMM and used by LICENSEE have expired or are held to be unenforceable against LICENSEE.

     5.6 Taxes. Any taxes, duties or imposts other than income or profits taxes assessed or imposed upon the sums due hereunder in the United States, shall be borne and discharged by LICENSEE and no part thereof shall be deducted from the amounts payable to QUALCOMM under any clause of this Agreement, said amounts to be net to QUALCOMM, free of any and all deductions. Notwithstanding the foregoing, in the event sums payable under this Agreement become subject to income or profits taxes under the tax laws of any country and applicable treaties between the United States and such country, LICENSEE may, if and to the extent required by law, withhold from each payment the amount of said income or profits taxes due and required to be withheld [**] of each payment. LICENSEE will furnish and make available to QUALCOMM relevant receipts regarding the payment of any country taxes paid over to any country's government on behalf of QUALCOMM. Such tax receipts will clearly indicate the amounts that have been withheld from the gross amounts due to QUALCOMM. Any and all other taxes, levies, charges or fees will be paid by LICENSEE for its own account.

     5.7 Conversion to U.S. Dollars. Royalties shall be paid in U.S. dollars. To the extent that the Net Selling Price for Licensed Products Sold by LICENSEE outside of the United States is paid to LICENSEE other than in U.S. dollars, LICENSEE shall convert the portion of the royalty payable to QUALCOMM from such Net Selling Price into U.S. dollars at the official rate of exchange of the currency of the country from which the Net Selling Price was paid, as quoted by the U.S. Wall Street Journal (or the Chase Manhattan Bank or another agreed-upon source if not quoted in the Wall Street Journal) for the last business day of the calendar quarter in which such Licensed Products were Sold. If the transfer of or the conversion into U.S. dollars is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of QUALCOMM or its nominee in any commercial bank or trust company of QUALCOMM's choice located in that country, prompt notice of which shall be given by LICENSEE to QUALCOMM.

     5.8 [**] Covenant Not to Assert. QUALCOMM hereby represents and warrants that [**], on behalf of itself and its Affiliates, covenants that [**] and its Affiliates will not assert any of the [**]' CDMA Technically Necessary Patents against LICENSEE's (or, if sublicensed in accordance with Section 5.3 of this Agreement, LICENSEE's Affiliates') manufacture, use, sale, or importation of Qualifying Licensed Products solely for Wireless Applications; provided, however, that [**] and/or its Affiliates may assert the [**]' CDMA Technically Necessary Patents against LICENSEE if LICENSEE asserts any of its patents against [**] or its Affiliates and any of their telephone products or if LICENSEE initiates a declaratory judgment action, reexamination proceedings or opposition proceedings challenging the validity of any of the [**]' CDMA Technically Necessary Patents. Nothing in this Section 5.8 shall prohibit, limit or covenant against [**]' rights to assert any of its patents against LICENSEE or its Affiliates for infringement relating to any time division multiple access
(TDMA) equipment or system (including, without limitation, [**]).

     5.9 [**] Patents.

          5.9.1 [**] Patents Sublicensed. The term "[**] Patents" means all of the following patents which are owned or sublicenseable by [**] without payment of any royalty or other consideration to a third party: (a) [**] patents which, but for the sublicenses granted under Section 5.9.2 below, would be infringed by the use of QUALCOMM's CDMA ASICs for their intended purposes (the "[**] ASIC Patents"), and (b) [**] Essential Patents which are, or are claimed by [**] to be, essential to IS-95 Rev A or Rev B, whether or not such Essential Patents are infringed by the use of QUALCOMM's CDMA ASICs (the "Other [**] Patents"). For example, by incorporating QUALCOMM's existing (as of the Effective Date) CDMA ASIC into a Licensed Product Sold by LICENSEE, the [**] Patents sublicensed to LICENSEE would include, but not necessarily be limited to all of the following patents that [**] asserted against

QUALCOMM in litigation: U.S. Patent Nos. [**], and their foreign counterparts, reissuances, divisionals, continuations and continuations in part.

     The term "Essential Patents" means those patents (in any country of the world) as to which it is, or is claimed by the patent owner to be, not possible on technical (but not commercial) grounds, taking into account normal technical practice and the state of the art generally available at the time of adoption or publication of the relevant standard for CDMA Applications, to make, sell, lease, otherwise dispose of, repair, use or operate equipment or methods which comply with such standard without infringing such patent.

          5.9.2 Sublicense Under [**] Patents. The following sublicense is granted subject to the terms and conditions of this Agreement (including but not limited to the payment of royalties hereunder in accordance with Section 5.2) and Section 5.9.3 below: With respect only to those Licensed Products Sold by LICENSEE and its Affiliates that contain QUALCOMM's CDMA ASIC, QUALCOMM hereby grants to LICENSEE a sublicense under all of the [**] ASIC Patents solely for CDMA Applications and under all of the Other [**] Patents solely for IS-95 Related Systems to make (and Have Made), use, sell, offer for sale, lease or otherwise dispose of, and import Licensed Products into which QUALCOMM's CDMA ASIC is incorporated. Notwithstanding the foregoing, no right or sublicense is being granted for or may be extended under patents that apply to the portion of any product that implements an air interface other than CDMA or analog (e.g., no rights and sublicenses are granted for or may be extended under patents that apply to the GSM part of any product).

          5.9.3 Non-Assertion Against [**]. The sublicense granted to LICENSEE under Section 5.9.2 above shall continue only so long as LICENSEE and its Affiliates do not assert, either in litigation or by a direct communication, any Essential Patents for CDMA Applications against [**] CDMA subscriber, infrastructure or test equipment products and LICENSEE does not dismiss such litigation or withdraw such assertion or offer a royalty-free license under such patents within [**] days after QUALCOMM's receipt of notice from [**] of such litigation or communication.

6.   LICENSE BY LICENSEE

     6.1 Grant of License from LICENSEE. Subject to the terms and conditions of this Agreement, LICENSEE hereby grants to QUALCOMM a worldwide, personal, nontransferable, non-exclusive, fully-paid, irrevocable and royalty free license (without the right to sublicense, except to Affiliates of QUALCOMM as permitted in Section 6.2) to use LICENSEE's Intellectual Property to (a) make (and have made) and import, use, sell, lease or otherwise dispose of Licensed Products and
(b) to make (and have made), import, use, sell, lease or otherwise dispose of Components. No other, further or different license is hereby granted or implied. Notwithstanding anything to the contrary in this Agreement, QUALCOMM may assign the licenses from LICENSEE under this Section 6.1 as to Components to any successor (by purchase, divestiture, merger or otherwise) to all or substantially all of QUALCOMM's Components business. QUALCOMM shall give prompt written notice to LICENSEE of any such assignment.

     6.2 Right To Sublicense Affiliates. QUALCOMM shall have the right to grant sublicenses only to Affiliates of QUALCOMM with respect to any rights conferred upon QUALCOMM under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, termination provisions, and other provisions contained in this Agreement. QUALCOMM, in addition to its sublicensed Affiliates, shall be responsible and liable to LICENSEE in the event that any of its sublicensed Affiliates fails under any such sublicense to honor and comply with all obligations of QUALCOMM as though said obligations were made expressly applicable to the sublicensed Affiliate. Except as set forth above, QUALCOMM shall have no right to sublicense any of LICENSEE's Intellectual Property. Any sublicense by QUALCOMM to an Affiliate of QUALCOMM shall terminate immediately if such Affiliate ceases to be an Affiliate of QUALCOMM.

     6.3 License Of Future Commercially Necessary IPR. Each Party agrees that, to the extent it makes licenses of Future Commercially Necessary IPR generally available to third parties, it will, if requested by the other Party, offer such licenses to the other Party on commercially reasonable terms and conditions.

7.   COMMITMENT BY LICENSEE

     7.1 Covenant Not to Assert. LICENSEE hereby covenants that neither it nor its Affiliates will assert any of LICENSEE's Technically Necessary IPR against any of QUALCOMM's other Infrastructure Equipment licensees and their Affiliates (collectively, the "Authorized Licensees") with respect to such Authorized Licensee's use of any of LICENSEE's Technically Necessary IPR to make, use and sell Infrastructure Equipment and/or Components solely for Wireless Applications, provided that such Authorized Licensee has agreed with QUALCOMM to an equivalent undertaking not to assert claims against LICENSEE and its Affiliates. LICENSEE does not by this Section 7.1 agree, on behalf of itself or its Affiliates, to waive its rights to assert any of LICENSEE's Commercially Necessary IPR against any Authorized Licensee with respect to such Authorized Licensee's use of any of LICENSEE's Commercially Necessary IPR. Any Authorized Licensee that has agreed with QUALCOMM to an equivalent undertaking not to assert claims shall be regarded as a third party beneficiary of this Section 7.1. QUALCOMM will promptly notify LICENSEE of any Authorized Licensees that have agreed to such an equivalent undertaking.

     7.2 License to Third Parties. The parties agree that it is in the interest of each of the Parties and of the Wireless industry to obtain the widest possible acceptance of the final CAI Accordingly, LICENSEE agrees to negotiate in good faith to promptly grant to Authorized Licensees which do not meet the requirements of Section 7.1 a license to use all of LICENSEE's Technically Necessary IPR to make, use and sell Infrastructure Equipment and Components for Wireless Applications. Each such license shall be granted at reasonable rates and otherwise on reasonable terms and conditions consistent with LICENSEE's licensing policies, which may include that such third party grant a cross-license to LICENSEE of technically necessary intellectual property rights owned by such third party.

     7.3 Best Efforts. LICENSEE shall use its best efforts to market, promote and sell Licensed Products throughout the world.

8.   MARKING

     LICENSEE agrees to affix to the exterior or the interior of all Licensed Products incorporating any of QUALCOMM's Intellectual Property a legible notice reading: "Licensed by QUALCOMM Incorporated under one or more of the following Patents," followed by a list of applicable patent numbers taken from the list of QUALCOMM's patents or as may otherwise be instructed by QUALCOMM.

9.   QUALITY CONTROL

     9.1 General Quality of Licensed Products. Throughout the term of this Agreement, LICENSEE shall maintain, for the Licensed Products manufactured or Sold by it, at least the same manufacturing, servicing and quality standards currently utilized by LICENSEE in connection with its similar analog and, if applicable, other digital products.

     9.2 Standards Compliance Testing. LICENSEE represents and warrants that the Licensed Products and Components that it makes or has made will adhere with and conform to, in all respects, the specifications contained in the CAI and that LICENSEE shall comply with the rules, regulations or other requirements set by such authorized standards body. LICENSEE shall, at QUALCOMM's reasonable written request, permit QUALCOMM or entities designated by QUALCOMM and accepted by LICENSEE, which acceptance shall not be unreasonably withheld or delayed, to perform tests of LICENSEE's Licensed Products to ensure compliance and conformity with the CAI. If such tests indicate material noncompliance or nonconformity therewith, such tests shall be at LICENSEE's cost and LICENSEE shall reimburse QUALCOMM for any such reasonable tests performed by QUALCOMM at [**]. If such test does not indicate material noncompliance or nonconformity, the test shall be at [**]. Nonconforming Licensed Products, if any, shall not be sold or marketed by LICENSEE until the non-conformity is corrected.

10.  INFORMATION

     10.1 Restrictions on Disclosure and Use. All documentation and technical and business information and intellectual property in whatever form recorded that a Party does not wish to disclose without restriction ("Information") shall remain the property of the furnishing Party and may be used by the receiving Party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; and
(b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination of this Agreement, and
(c) shall be disclosed only to employees or agents of a Party with a need to know. Moreover, such Information shall be used by the receiving Party only for the purpose of performing under this Agreement or in the exercise of its rights it may receive under the provisions of this Agreement. Unless the furnishing Party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving Party. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing Party. These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving Party or lawfully received free of restriction from another source having the right to so furnish such Information; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving Party; or (iii) which at the time of disclosure to the receiving Party was known to such Party free of restriction and clearly evidenced by documentation in such Party's possession; or (iv) which the disclosing Party agrees in writing is free of such restrictions.

     10.2 Scope of Information. Information is subject to this Section 10 whether delivered orally or in tangible form and without regard to whether it has been identified or marked as confidential or otherwise subject to this
Section 10. Each Party agrees to use its best efforts to mark or otherwise identify proprietary all Information they desire to be subject to the terms of this clause before furnishing it to the other Party. And, upon request, a Party shall promptly identify whether specified information must be held by the requesting Party subject to this clause. Information which is delivered orally shall be summarized in writing by the disclosing Party and delivered to the receiving Party within [**] days after disclosure thereof.

     10.3 Furnishing Information to Third Parties. Nothing herein shall be deemed to bar disclosure of Information by a receiving Party to third party subcontractors, prospective customers or Affiliates of the receiving Party with a need to know, without the written consent of the furnishing Party, if such disclosure is reasonably necessary for enjoyment of the receiving Party's rights to use Intellectual Property Rights licensed under this Agreement, and provided that each such third party agrees in writing to protect the Information under terms and conditions comparable, in all material respects, to the terms contained in this Section 10 and Section 18 with respect to survivability.

11.  DISCLAIMER/ LIMITATION OF LIABILITY.

     11.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QUALCOMM MAKES NO WARRANTIES IN THIS AGREEMENT AS TO PRODUCTS, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO LICENSEE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

QUALCOMM SHALL NOT BE LIABLE TO LICENSEE FOR ANY INCIDENTAL, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY RESULTING OBLIGATION OR THE USE OF ANY INTELLECTUAL PROPERTY RECEIVED HEREUNDER, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION. QUALCOMM SHALL BE PERMITTED TO ENJOIN THE UNAUTHORIZED USE BY LICENSEE OR ITS AFFILIATES OF ANY OF QUALCOMM'S INFORMATION.

     11.2 Negation of Representation and Warranties. Nothing contained in this Agreement shall be construed as (a) requiring the filing of any patent application, the securing of any patent or the maintaining of any patent in force; (b) a warranty or representation by either Party as to the validity or scope of any patent, copyright or other intellectual property right; (c) a warranty or representation that any manufacture, sale, lease, use or importation will be free from infringement of patents, copyrights or other intellectual property rights of others, and it shall be the sole responsibility of LICENSEE to make such determination as is necessary with respect to the acquisition of licenses under patents and other intellectual property of third parties; (d) an agreement to bring or prosecute actions or suits against third parties for infringement; (e) an obligation to furnish any manufacturing assistance; or (f) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof (other than as set forth in Section 8).

12.  INDEMNITY FOR DAMAGE TO PERSONS, PROPERTY OR BUSINESS

     12.1 Indemnification by LICENSEE. LICENSEE shall indemnify, defend and hold QUALCOMM harmless from, any and all claims, judgments, liabilities, costs and expenses (including attorneys' fees) arising out of or related, directly or indirectly, to any injury, loss or damage to persons, property or business arising from, relating to, or in any way connected with, any Licensed Products or Components which LICENSEE or its Affiliates manufactures or has manufactured and sells to a third party or its Affiliate. LICENSEE agrees to indemnify and hold harmless QUALCOMM against all liability or responsibility of LICENSEE or of others for any failure attributable to LICENSEE in production, design, operation or otherwise of products manufactured by or on behalf of LICENSEE and Sold to third parties, except if such liability or responsibility is due to infringement claims with respect to QUALCOMM's Intellectual Property.

     12.2 [**]

     12.3 Notice, Defense and Cooperation. The party seeking indemnification under Section 12.1 or 12.2 above shall provide the indemnifying party with prompt notice of any claim within such provisions, shall give the indemnifying party the full right to defend any such claim and shall cooperate fully in such defense.

13.  TERMINATION

     13.1 Termination Without Cause by LICENSEE. LICENSEE may for any reason, at any time when it is not using any of QUALCOMM's Intellectual Property, terminate this Agreement upon ninety (90) days' prior written notice to QUALCOMM; provided that all license fees and royalties which have accrued under the terms of the Agreement shall be due and owing and all such amounts and all previous amounts paid are and shall remain non-refundable. In the event of any such termination, the license granted by LICENSEE to QUALCOMM in Section 6.1 and 6.2 shall survive.

     13.2 Termination For Cause by QUALCOMM. QUALCOMM may terminate this Agreement, by written notice to LICENSEE, if LICENSEE shall at any time default in the payment hereunder or the making of any report hereunder, or shall commit any material breach of any covenant, representation, warranty or agreement herein contained, or shall make any false report to QUALCOMM; provided, however, that in the case of any such breach which is capable of being cured, QUALCOMM shall not have a right to terminate this Agreement for cause unless and until LICENSEE shall have failed to remedy any such default, breach or report within [**] days after written notice thereof by QUALCOMM. LICENSEE shall be able to effectuate such cure with respect to a default in the payment of any royalty hereunder no more than three times during the term of this Agreement. Upon termination of this Agreement for cause, LICENSEE shall duly account to QUALCOMM for all royalties and other payments within ten days of such termination.

     13.3 Termination For Cause by LICENSEE. LICENSEE may terminate this Agreement, by written notice to QUALCOMM, if QUALCOMM shall at any time commit any material breach of any material covenant, representation, warranty or agreement herein contained; provided, however, that in the case of any such breach which is capable of being cured, LICENSEE shall not have a right to terminate this Agreement for cause unless and until QUALCOMM shall have failed to remedy any such material breach within [**] days after receipt by QUALCOMM of written notice thereof by LICENSEE.

     13.4 Bankruptcy, Dissolution or Liquidation. A Party shall provide written notice (the "Notice") to the other Party immediately upon the occurrence of any of the following events (the "Events"): (a) insolvency, bankruptcy or liquidation or filing of any application therefor, or other commitment of an affirmative act of insolvency; (b) attachment, execution or seizure of substantially all of the assets or filing of any application therefor; (c) assignment or transfer of that portion of the business to which this Agreement pertains to a trustee for the benefit of creditors; (d) disposition, by sale or assignment of all of its rights, of that portion of the business or the material assets to which this Agreement pertains; or (e) termination of its business or dissolution. Either Party shall also have the right to terminate this Agreement with immediate effect by giving written notice of termination to the other Party at any time upon or before the later of (1) sixty (60) days after the occurrence of any of the Events with respect to such other Party (unless such event ceases within such period), or (ii) sixty (60) days after receipt of the Notice (unless such event ceases within such period).

     13.5 Termination of Agreement in the Event of Litigation. The license from QUALCOMM to Licensee shall terminate in the event that LICENSEE initiates any litigation against QUALCOMM or its Affiliates which includes any claim for intellectual property infringement and LICENSEE does not prevail on all such intellectual property infringement claims.

     13.6 Rights Upon Termination. Upon any expiration or termination of this Agreement, whether for cause or not, all licenses granted hereunder shall also terminate (except as expressly stated in Section 13.1), and each Party shall immediately (i) cease using any of the other Party's Intellectual Property Rights and (ii) return or destroy all information and documentation furnished by the other Party to such Party. Any termination or expiration of this Agreement under this Section 13 shall not relieve LICENSEE from its obligation under
Section 14 hereof to make a report or from its liability for payment of royalties on Licensed Products Sold on or prior to the date of such termination or expiration and shall not prejudice the right to recover any royalties or other sums due or accrued at the time of such termination or expiration and shall not prejudice any cause of action or claim accrued or to accrue on account of any breach or default. Furthermore, any termination or expiration of this Agreement under this Section shall not prejudice the right of QUALCOMM to conduct a final audit of the records of the LICENSEE in accordance with the provisions of Section 14 hereof. No termination hereunder shall limit the rights of a Party to sell those Licensed Products in inventory or in process at the time of termination, subject to payment of the royalty applicable to the sale of such Licensed Products and continued compliance with the other provisions of this Agreement.

14.  RECORDS AND AUDITS.

     14.1 Records. LICENSEE shall keep accurate and complete books and records concerning any Licensed Products it may sell under this Agreement. As applicable, such books and records shall include the date of transaction involving sales of Licensed Products, including the number of items Sold. LICENSEE shall require in its agreements with sublicensees that each sublicensee agree to record keeping and audits substantially the same as described in this
Section 14. LICENSEE hereby agrees to cause its sublicensees to provide to LICENSEE the records and supporting information sufficient to evidence the accuracy of the royalty report to be submitted to QUALCOMM. Such records (together with all supporting information) shall be included in the records described herein and subject to audit by QUALCOMM as provided in this Section. LICENSEE's agreements with its sublicensees shall expressly state that QUALCOMM shall be able to enforce rights under Section 14.2 below directly against any such sublicensee. LICENSEE shall furnish QUALCOMM within [**] days after the end of each [**] a certificate, in the form attached hereto as Exhibit B, signed by a responsible official of LICENSEE showing the transactions and corresponding amounts during said [**] and any other information as may be reasonably requested by QUALCOMM.

     14.2 Audits. QUALCOMM may, no more than once each calendar year, cause its independent public accounting firm to conduct an audit on reasonable notice of LICENSEE's applicable books and records and sublicensee's records and its supporting information obtained under Section 14.1 above to confirm the royalty paid or to be paid to QUALCOMM in accordance with the terms and conditions set forth in Section 5.2 above. The cost of such audit shall be borne by QUALCOMM, unless such audit determines that the LICENSEE has underpaid the royalties due hereunder by the lesser of (a) more than five percent (5%) or (b) [**]; in which case, LICENSEE shall, in addition to paying the deficiency plus late payment charges, pay the cost of such audit. LICENSEE shall preserve and maintain all such books and records required for audit for a period of [**] years after the [**] for which the books and records apply (but not more than [**] years after any termination of this Agreement). All information acquired by QUALCOMM from such audit shall be considered Information subject to the terms and conditions of Section 10.

15.  ASSIGNMENT.

     Except as provided in this clause, LICENSEE shall not assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment"), without QUALCOMM's prior written consent, which consent shall be at QUALCOMM's sole discretion. Any attempted assignment in contravention of this Section 15 shall be void and ineffective.

16.  COMPLIANCE WITH U.S. REGULATIONS.

     Nothing contained in this Agreement shall require or permit LICENSEE or QUALCOMM to do any act inconsistent with the requirements of (a) the regulations of the United States Department of Commerce, or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department, or (c) of any similar United States law, regulation or executive order as the same may be in effect from time to time. To enable QUALCOMM to export QUALCOMM's Intellectual Property or technical data to LICENSEE in compliance with the requirements of the Export Administration Regulations (EAR), LICENSEE hereby gives its assurance to QUALCOMM that LICENSEE will not re-export or otherwise disclose, directly or indirectly, any of QUALCOMM's Intellectual Property or "technical data" received from QUALCOMM, nor allow the direct product thereof to be shipped directly or indirectly to any of the following countries, unless permitted by U.S. law in effect at the time of such export:

Albania
Afghanistan
Armenia
Azerbaijan
Belarus
Bulgaria
Cambodia
Cuba
Estonia
Federal Republic of Yugoslavia
(Serbia Only)
Georgia
Iran
Iraq
Kazakhstan
Kyrgystan
Laos
Latvia
Libya
Lithuania
Macau
Moldova
Mongolia
North Korea
People's Republic of China
Romania
Russia
Sudan
Syria
Tajikistan
Turkmenistan
Ukraine
Uzbekistan
Vietnam

LICENSEE agrees that no products, proprietary data, know-how, software, or other information received from QUALCOMM will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or by such end users. The foregoing obligations are U.S. legal requirements, and therefore, such obligations shall survive any termination of this Agreement.

17.  PUBLICITY.

     LICENSEE shall submit to QUALCOMM proposed copy of all advertising wherein the name, trademark, code, specification or service mark of QUALCOMM is mentioned; and LICENSEE shall not publish or use such advertising without QUALCOMM's prior written approval. Such approval shall be granted or withheld as promptly as possible (usually within [**] days), and may be withheld only for good cause. No license is granted by LICENSEE to QUALCOMM hereunder with respect to LICENSEE's or its Affiliates' trade name, trademark, code, specification or service mark. No license is granted by QUALCOMM to LICENSEE hereunder with respect to QUALCOMM's or its Affiliates' trade name, trademark, code, specification or service mark.

18.  SURVIVAL OF OBLIGATIONS.

     The Parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to those rights and obligations of the parties set forth in
Section 10 entitled "INFORMATION," shall survive such termination, cancellation, or expiration.

19.  SEVERABILITY.

     If any provision in this Agreement shall be held to be invalid or unenforceable, the remaining portions shall remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate a replacement provision.

20.  NON-WAIVER.

     No waiver of the terms and conditions of this Agreement, or the failure of either Party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

21.  NOTICES.

     All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follow (in which case such notice shall be deemed to have been duly given on the day the notice is first received by the Party):

QUALCOMM Incorporated                   LICENSEE
5775 Morehouse Drive                    ________________________________________
San Diego, CA 92121-1714                ________________________________________
                                        ________________________________________

Facsimile No.: (858) 658-2500           Facsimile No.: _________________________
Telephone No.: (858) 587-1121           Telephone No.: _________________________
Attn: President                         Attn: __________________________________

with a copy to:                         with a copy to:
General Counsel                         ________________________________________

The above addresses can be changed by providing notice to the other Party in accordance with this Section.

22.  PUBLICATION OF AGREEMENT.

     Except as may otherwise be required by law or as reasonably necessary for performance hereunder, each Party shall keep this Agreement and its provisions confidential and shall not disclose this Agreement or its provisions without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld. The confidentiality obligations hereunder do not apply to the existence of this Agreement or the fact that QUALCOMM and LICENSEE has executed this Agreement, but do apply to the terms and conditions of this Agreement. Any press release or other announcement by either Party concerning the entering into of this Agreement shall be subject to the prior written approval of other Party, which approval shall not be unreasonably withheld. In case a press release or other public announcement to the effect of the Parties' entering into of this Agreement is issued by either Party pursuant to the preceding sentence, (i) QUALCOMM may thereafter make a press release or other public announcement to the effect that LICENSEE is one of QUALCOMM's licensees for Licensed Products without prior written approval of LICENSEE and (ii) LICENSEE may thereafter make a press release or other public announcement to the effect that LICENSEE is licensed by QUALCOMM for Licensed Products without prior written approval of QUALCOMM.

23.  APPLICABLE LAW; VENUE.

     This Agreement is made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, except for those disputes expressly addressed in
Section 24 hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California.

24.  DISPUTES RELATING TO FOREIGN PATENTS.

     Any controversy, claim or dispute (separately or collectively, the "Dispute") as to whether a product manufactured and/or sold by LICENSEE outside the United States would, but for the license granted hereunder, infringe any foreign patent of QUALCOMM licensed hereunder and therefore is subject to royalties hereunder, shall be resolved in accordance with the procedures specified in this Section 24 which shall be the sole and exclusive procedures for the resolution of any such Dispute.

     The Parties will attempt in good faith to resolve promptly any Dispute by negotiations between senior executives of the Parties who have the authority to settle the Dispute. If the Dispute is not resolved within [**] days of a party's written request for negotiation, either party may initiate arbitration as hereinafter provided.

     A Party desiring to commence arbitration shall provide written notice to the other Party setting forth the Dispute(s) to be arbitrated. Within [**] days of receipt of such written notice, the Parties will attempt in good faith to reach agreement on an impartial arbitrator having as nearly as practicable the following qualifications in order of importance: (1) at least ten years experience in patent litigation, including substantial participation in at least two patent trials, and/or ten years experience in patent prosecution in the telecommunications field and/or at least three years experience as a Federal Court of Appeals or District Court Judge, (2) expertise in the field of digital spread spectrum communications as applied to the telecommunications industry, and (3) some familiarity with the patent laws of the country or countries at issue in the Dispute. In the event the Parties are unable to agree upon an arbitrator within [**] days of the above written notice, the arbitrator shall be selected by Judicial Arbitration and Mediation Service/Endispute, Inc. (or some similar company if the judicial Arbitration and Mediation Service/Endispute, Inc. is not available). The selected arbitrator shall be impartial and shall have, as nearly as practicable, the qualifications set forth above. The Parties will share equally the fees and expenses of the arbitrator.

     The arbitration hearing shall commence in San Diego within [**] days of the appointment of the arbitrator. The Parties shall be entitled to conduct discovery prior to the arbitration hearing in accordance with Federal Rules of Civil Procedure, subject to any limitations ordered by the arbitrator.

     The arbitration hearing shall be conducted in accordance with the Federal Rules of Civil Procedure and the Federal Rules of Evidence or such other procedures and rules set by the arbitrator. The arbitrator shall be authorized and empowered only to rule as to whether products manufactured and/or Sold by LICENSEE in a foreign country or countries would, but for the license granted hereunder, infringe any claim of the applicable foreign patent(s) of QUALCOMM, and if so, the amount of the royalties owed by LICENSEE as to such product(s) under Section 5.2 of this Agreement. The arbitrator shall award attorneys' fees and costs to the prevailing Party. The arbitrator shall have no authority to determine whether or not any product(s) of LICENSEE imported into or manufactured and/or Sold in the United States is subject to the payment of royalties under this Agreement or to determine any other issue except those expressly set forth above. The arbitrator shall have no authority to make any finding or award as to the validity or enforceability of any patent.

     The final award of the arbitrator shall be rendered in writing and signed by the arbitrator. The final award shall be entered within [**] days of the commencement of the arbitration hearing. Each Party agrees to abide by the arbitration award, and to the enforcement of the arbitration award in the United States. Each Party further agrees that judgment may be entered upon the award in any court of competent jurisdiction in the United States.

25.  LATE CHARGE.

     [**]

26.  ATTORNEYS' FEES.

     In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys' fees as fixed by the court.

27.  ENTIRE AGREEMENT.

     The terms and conditions contained in this Agreement supersede all prior and contemporaneous oral or written understandings between the Parties with respect to the subject matter thereof and constitute the entire agreement of the Parties with respect to such subject matter, except as set forth in the Supply Agreement between the Parties of even date herewith. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

28.  INDEPENDENT CONTRACTORS.

     The relationship between QUALCOMM and LICENSEE is that of independent contractors. QUALCOMM and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties.

29.  U.S. DOLLARS.

     All payments to be made hereunder shall be made in dollars of the United States of America by wire-transfer and at a bank to be designated by the payee.

30.  FORCE MAJEURE.

     Neither Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement (other than the obligation to make payments, which shall not be affected by this provision) due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the Party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals; and acts of civil or military authorities.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. This Agreement may be signed in counterpart.

QUALCOMM Incorporated                   LICENSEE


BY:                                     BY:
    ---------------------------------       ------------------------------------
TITLE:                                  TITLE:
       -----------------------------           ---------------------------------

        AMENDMENT TO HDR INFRASTRUCTURE EQUIPMENT LICENSE AGREEMENT (THE
                                  "AMENDMENT")

     Effective as of December 5, 2001 (the "Amendment Effective Date"), QUALCOMM Incorporated ("QUALCOMM"), a Delaware corporation, and Airvana, Inc., a Delaware corporation ("LICENSEE"), hereby agree to amend that certain HDR Infrastructure Equipment License Agreement dated September 18, 2000 (the "License Agreement") as follows:

1. Definitions. Unless otherwise specified in this Amendment, capitalized terms shall have the meaning set forth in the Agreement.

2. Extension of Option to Obtain Infrastructure Equipment License. Section 4.8 of the License Agreement is hereby modified by replacing the words "No later than [**] months after the Effective Date" therein with the words "No later than December 27, 2002".

3. No Other Amendment or Modification. Except as expressly set forth in this Amendment, the License Agreement shall remain in full force and effect without modification. The terms and conditions of this Amendment and the License Agreement shall not be modified or amended except by a writing signed by authorized representatives of both parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

QUALCOMM INCORPORATED                   AIRVANA, INC.


By: /s/ Greg R. Cobb                    By: /s/ Randall S. Battat
    ---------------------------------       ------------------------------------
Title: V.P. Business Development        Title: President & CEO


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